Exhibit 2.1

PRIVILEGED AND CONFIDENTIAL

EXECUTION VERSION

27 May 2021
THE INSTITUTIONAL SELLERS THE MANAGEMENT SELLERS THE NON-MANAGEMENT SELLERS E2open Parent Holdings, Inc. and BluJay Topco Limited SHARE PURCHASE DEED related to BLUJAY TOPCO LIMITED
99 Bishopsgate London EC2M 3XF United Kingdom Tel: +44.20.7710.1000 www.lw.com

CONTENTS

Clause	Page

1.	DEFINITIONS AND INTERPRETATION	2

2.	SALE OF shares	16

3.	CONSIDERATION	16

4.	LEAKAGE	18

5.	CONDITIONs	22

6.	notifications to determine payments on completion	28

7.	PRE-COMPLETION OBLIGATIONS	29

8.	COMPLETION	37

9.	POST-COMPLETION OBLIGATIONS	38

10.	WARRANTIES, UNDERTAKINGS and limitations OF THE SELLERs	38

11.	WARRANTIES, LIMITATIONS and undertakings OF THE PURCHASER	40

12.	RESTRICTIve covenants	43

13.	CONFIDENTIALITY AND ANNOUNCEMENTS	44

14.	d&o insurance	47

15.	NON-INSTITUTIONAL sellerS’ REPRESENTATIVE	47

16.	POWER OF ATTORNEY	47

17.	FURTHER ASSURANCE	48

18.	ENTIRE AGREEMENT AND REMEDIES	48

19.	POST-COMPLETION EFFECT OF AGREEMENT	50

20.	WAIVER AND VARIATION	50

21.	INVALIDITY	50

22.	ASSIGNMENT AND SUCCESSORS	50

23.	purchaser nominee	51

24.	PAYMENTS, SET OFF AND DEFAULT INTEREST	51

25.	NOTICES	52

26.	COSTS	55

27.	RIGHTS OF THIRD PARTIES	55

28.	COUNTERPARTS	56

29.	GOVERNING LAW AND JURISDICTION	56

30.	PROCESS AGENT	56

Schedule 1 : THE SELLERS		58

Schedule 2 : COMPLETION OBLIGATIONS		59

Schedule 3 : PRE-COMPLETION OBLIGATIONS	62

Schedule 4 : PURCHASER’S WARRANTIES	66

Schedule 5 : PURCHASER’S DISCLOSURES	70

THIS DEED is made on 27 May 2021.

BETWEEN

(1)         The several persons whose names and addresses are set out in Part 1 of Schedule 1 (the      “Institutional Sellers”);

(2)         The several persons whose names and addresses are set out in Part 2 of Schedule 1 (the      “Management Sellers”);

(3)        The several persons whose names and addresses are set out in Part 3 of Schedule 1 (the      “Non-Management Sellers” and together with the Institutional Sellers and the Management      Sellers, the “Sellers”);

(4)	E2open Parent Holdings, Inc., a corporation incorporated in the State of Delaware, whose principal office is at 9600 Great Hills Trail, Suite 300E Austin, TX, United States of America (the “Purchaser”); and

(5)	BluJay Topco Limited, a private limited liability company incorporated in England and Wales with registered number 08044932 and having its registered office at Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST (the “Company”).

WHEREAS

(A)	Each Seller holds the legal and beneficial title to such number of Shares as is set forth against its name in column 2 of Schedule 1.

(B)	Each Seller wishes to sell the legal and beneficial title to such Shares and the Purchaser wishes to acquire (or procure that a Purchaser Nominee acquires) the legal and beneficial title to such Shares subject to the terms of this Deed.

(C)	In connection with the transactions contemplated by this Deed, the Purchaser has entered into certain subscription agreements (the “Subscription Agreements”), dated as at the date hereof and in the Agreed Form, with certain investors party thereto (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and the Purchaser has agreed to issue and sell to the PIPE Investors in a private placement, the number of shares of Class A Common Stock (defined below) provided for in the applicable Subscription Agreement (collectively the “PIPE Shares”) in exchange for the purchase price set forth therein (the aggregate purchase price under the Subscription Agreements, the “PIPE Financing Amount”, and the equity financing under the Subscription Agreements, the “PIPE Financing”), on the terms and subject to the conditions set forth in the Subscription Agreements.

(D)	Certain stockholders of the Purchaser are entering into a voting and support agreement with the Sellers, in the Agreed Form, simultaneously with the execution of this Deed (each a “Support Agreement”), pursuant to which, among other things, such stockholders of the Purchaser have agreed to vote in favour of the transactions contemplated by this Deed.

(E)	The Company has become a party to this Deed for the purpose of Clauses 3.6, 5.6, 5.8, 5.11, 5.13, 7.3, 7.4, 7.5, 7.6, 7.11, 7.12, 7.20, 10.3, 13, 17, 18, 25 to 30. The Company shall have no liabilities or obligations whatsoever under or in connection with this Deed or any of the matters contemplated herein other than in relation to its obligations pursuant to such Clauses.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed, unless the context otherwise requires:

“A Ordinary Shares” means the 60,093,051 A ordinary shares of GBP 0.01 each in the capital of the Company;

“Additional Consideration” has the meaning given in Clause 3.1(b);

“Affiliate” means:

(a)	in respect of any person (other than the Temasek Seller):

(i)	any group undertaking of that person (but, in respect of the FP Sellers, shall exclude any investee or portfolio company of it or any of its Affiliates);

(ii)	any Fund of which that person is a general partner, trustee, nominee or manager;

(iii)	any general partner, limited partner, trustee, nominee or manager of, or holder of interests (whether directly or indirectly) in, that person;

(iv)	any Affiliate of any of the foregoing;

(v)	for the purposes of Clause 4 only, and in respect of any FP Seller only, an Institutional Director appointed by such FP Seller; and

(vi)	in respect of any Non-Institutional Seller, shall include any spouse, civil partner, co-habitee and/or lineal descendants by blood or adoption of that Non-Institutional Seller and any other person connected with that Non-Institutional Seller; and

(b)	in respect of the Temasek Seller only:

(i)	Temasek Holdings (Private) Limited;

(ii)	for the purposes of Clause 4 only, and in respect of the Temasek Seller only, an Institutional Director appointed by the Temasek Seller; and

(iii)	Temasek Holdings (Private) Limited’s direct and indirect wholly owned subsidiaries: (A) whose boards of directors or equivalent governing bodies comprise employees or nominees of Temasek Holdings (Private) Limited or Temasek Pte. Ltd. and/or wholly owned subsidiaries of Temasek Pte. Ltd.; and (B) whose principal activities are that of investment holding, financing and/or the provision of investment advisory and consultancy services; provided that, to the extent the Temasek Seller engages in a transaction which would be considered Leakage with an Affiliate in accordance with the definition of Affiliate for any Person other than the Temasek Seller, such transaction shall still be considered Leakage with respect to the Temasek Seller for all purposes hereunder, but in all cases, excluding any investee or portfolio company of the Temasek Seller or any of its Affiliates, and in all cases, excluding each Group Company;

“Agreed Form” means, in relation to a document, the form of that document which has been agreed in writing (including by e-mail) by or on behalf of the Institutional Sellers and the Purchaser to be the agreed form of such document, with such changes as the Institutional Sellers and the Purchaser may mutually agree in writing (including by e-mail) before Completion;

“Amended Certificate of Incorporation” means the amended and restated Certificate of Incorporation of the Purchaser in the Agreed Form to make such changes as are required by the transactions contemplated by this Deed, if any;

“Amended Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement of the Purchaser, in the Agreed Form, to be entered into between (among others) the Purchaser and the Institutional Sellers on Completion;

“Antitrust Condition” has the meaning given in Clause 5.1(a);

“Antitrust Laws” means all Laws governing the conduct of any person in relation to restrictive or other anti-competitive agreements or practices (including cartels, pricing, resale pricing, market sharing, bid rigging, terms of trading, purchase or supply and joint ventures), abuse of dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers;

“Articles” means the articles of association of the Company as amended or restated from time to time;

“Authority” means any competent governmental, administrative, supervisory, regulatory, judicial, determinative, disciplinary, enforcement or tax raising body, authority, stock exchange, agency, board, department, court or tribunal of any jurisdiction and whether supranational, national, regional or local;

“B Ordinary Shares” means the 1,334,983 B ordinary shares of GBP 0.001 each in the capital of the Company;

“Bank Pay-Off Amount” means the amount required to:

(a)	discharge all amounts owed by the Company and any Group Company at Completion (including all amounts of principal, interest, fees, expenses, prepayment costs and any break fees) under the Existing Facilities, together with any associated hedging arrangements; and

(b)	release all Encumbrances in relation to the Existing Facilities (inclusive of any prepayment costs);

“BEIS” has the meaning given in Clause 5.1(c);

“Break Fee” has the meaning given in Clause 5.13;

“Broader Staff Bonus” means the bonus to be paid prior to Completion to certain employees of the Group in respect of the 2021 financial year, of up to an aggregate amount (before deductions for Tax or otherwise) equal to USD 2,900,000;

“Business” means the business as carried on by the Group as at the date of this Deed;

“Business Day” means a day (other than a Saturday or Sunday) on which banks in the City of London and City of New York are open for ordinary banking business;

“C Ordinary Shares” means the 6,949,750 C ordinary shares of GBP 0.001 each in the capital of the Company;

“Certificate of Incorporation” means the Certificate of Incorporation of the Purchaser as in effect at the date of this Deed.

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity;

“CFIUS Authorities” means the Defense Production Act of 1950 (50 U.S.C.§ 4565), and its implementing regulations located at 31 C.F.R. Parts 800-802;

“CFIUS Clearance” means either:

(a)	CFIUS has concluded that the Transaction is not a “Covered Real Estate Transaction” or otherwise a “Covered Transaction” and is not subject to review under the CFIUS Authorities;

(b)	CFIUS has issued a written notice that it has completed a review or investigation of the declaration or notice provided pursuant to the CFIUS Authorities with respect to the Transaction, and has concluded all action under the CFIUS Authorities;

(c)	in the event that the parties have filed a declaration, CFIUS has informed the parties that it is unable to conclude action under the CFIUS Authorities with respect to the Transaction on the basis of the declaration, but CFIUS has not requested that the parties file a written notice of the Transaction, and the thirty (30) day assessment period established by CFIUS for the review of the declaration shall have elapsed; or

(d)	if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the proposed action or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period;

“Claim” means any demand or claim made by the Purchaser against any of the Sellers, whether in contract or otherwise, under or in relation to or for any breach of any Transaction Document (other than the Management Warranty Deed or the Tax Deed which shall be subject to the limitations set out therein), including in respect of any of the Seller Warranties, save for any claims in respect of a breach of Clause 4.1;

“Class A Common Stock” means the Class A common stock, par value USD 0.0001 per share, of the Purchaser;

“Class B Non-Voting Common Stock” means the Class B common stock, par value USD 0.0001 per share, of the Purchaser;

“Commitment” means any condition, obligation, undertaking, undertaking in lieu of reference and/or modification, which may include any structural or behavioural commitment that relates in any manner whatsoever to any undertaking or business, activities or assets:

(a)	of any undertaking that is Controlled by the Purchaser or any member of the Purchaser Group or which is, with the Purchaser, under common Control; or

(b)	to be transferred to the Purchaser or another member of the Purchaser Group on or after Completion;

“Company” has the meaning given in Recital (5);

“Company’s Bank Account” means the bank account of the Company, details of which are set out in the Consideration Allocation Schedule;

“Company Qualified Plan” has the meaning given in Clause 7.2;

“Completion” means completion of the sale and purchase of the Shares in accordance with Clause 8;

“Completion Date” means the date on which Completion takes place;

“Completion Default” has the meaning given in Clause 8.5;

“Conditions” has the meaning given in Clause 5.1;

“Confidential Information” has the meaning given in Clause 13.1(a);

“Consideration” means the Ordinary Share Consideration and the Preference Share Consideration;

“Consideration Allocation Schedule” has the meaning given in Clause 6.1;

“Consideration Share Value” has the meaning given in Clause 3.3(a);

“Consideration Shares” has the meaning given in Clause 3.3(a);

“Constitutional Documents” means, with respect to an entity, its memorandum and articles of association, certificate of incorporation, by-laws, or equivalent constitutional documents;

“Consulting Payments” has the meaning given in Clause 4.8(c);

“Control” means the power to direct the management and policies of a person (directly or indirectly), whether through ownership of voting securities, by contract or otherwise (and the term “Controlled” shall be interpreted accordingly);

“Credit Agreement” means the credit agreement dated 4 February 2021 entered into between, among others, E2open Intermediate LLC, E2open LLC, as borrower and Goldman Sachs Bank USA, as administrative agent and collateral agent;

“D&O Insurance” has the meaning given in Clause 14.1;

“D&O Insurance Costs” means the costs and expenses (including the total premium) incurred by the Group in implementing the D&O Insurance pursuant to and in accordance with the terms of Clause 14.1 (the total amount of which, without changing the definition thereof, is set out in the Consideration Allocation Schedule);

“Data Room” means the virtual data room, hosted by Datasite under the name “Project Eagle” in connection with the Transaction as at 23:59 on 25 May 2021, and in respect of paragraph (k) of Schedule 3 only, as at 23:59 on 26 May;

“Debt Financing Agreements” has the meaning given in paragraph 2.1 of Schedule 4;

“Debt Security” means each of the security agreements, mortgages, collateral assignments, pledge agreements or other similar agreements delivered to the security agent under the Existing Facilities and each of the other agreements, instruments or documents that creates or purports to create a lien in favour of the security agent (for the benefit of the secured parties) and/or the secured parties under the Existing Facilities;

“Deed of Release” means one or more deeds of release in customary form (and any equivalent release document(s), notice(s) or form(s) required in applicable jurisdictions in customary form) pursuant to which all of the Debt Security shall be released on the Completion Date, subject to receipt by the relevant recipient(s) of the Bank Pay-Off Amount;

“Director Expenses” has the meaning given in Clause 4.8(b);

“Disclosed” has the meaning given in the Management Warranty Deed;

“Disclosed Exit Bonuses” means those Exit Bonuses, details and amounts of which are set out in the Consideration Allocation Schedule;

“Disclosed Transaction Costs” means those Transaction Costs, details and amounts of which are set out in the Consideration Allocation Schedule;

“Dispute” has the meaning given in Clause 29.3;

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption), any mortgage, charge, debenture, pledge, lien, assignment, hypothecation, security interest (including any created by Law), title retention or other security agreement or arrangement, and any agreement, arrangement or obligation to grant or create any of the foregoing;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time (or any successor statute and related rules and regulations);

“Exchange Rate” means, with respect to a particular currency for a particular day, the closing mid-point spot rate of exchange for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by HSBC Bank plc as at the close of business in London as at such date;

“Existing Facilities” means:

(a)	the senior and super senior facilities agreement dated 11 August 2017 and entered into between, amongst others, BluJay Solutions Group Holdings Limited (as Parent) and TPG Specialty Lending Europe 1 Advisors, Ltd. (as the Agent and Security Agent), as amended, supplemented, novated and/or restated from time to time (the “SFA”); and

(b)	any Finance Documents (as defined in the SFA), including associated hedging agreements or ancillary agreements in respect of the above;

“Exit Bonuses” means the gross amount of any bonuses, incentives or commission to be paid or agreed to be paid or incurred or owing to any current or former employee or director (including a non-executive director) of any Group Company by any Group Company in connection with, or as a result of, the Transaction, together with any employer’s social security contributions, payroll, employment and similar Taxes thereon or in connection therewith for which a Group Company is or would be liable;

“FP Sellers” means Francisco Partners Parallel Fund III (Cayman), L.P. and Francisco Partners III (Cayman), L.P.;

“Fund” means any person, trust, or fund holding shares for investment purposes;

“GAAP” means U.S. generally accepted accounting principles, in effect from time to time;

“GAAS” means U.S. generally accepted auditing standards, in effect from time to time;

“Good Reason” means, in respect of any person who is employed or engaged by a Group Company or a member of the Purchaser Group (the “Employing Company”) (a) such person’s (i) resignation as a result of his or her serious physical disability, permanent ill health or permanent mental incapacity as certified by an independent medical practitioner of good standing, (ii) constructive dismissal from their Employing Company, or (iii) retirement from their Employing Company after the applicable statutory retirement age for such person concerned, or (b) if the board of directors of a Group Company or a member of the Purchaser Group, in its sole discretion, determines by valid action that such person is deemed to have resigned from the Employing Company for “Good Reason” for the purposes of this Deed, or (c) a materially detrimental change to such person’s position, duties, base salary or annual bonus opportunity that is not cured by the Group Company or member of the Purchaser Group within thirty (30) days of written notice regarding such change for such person;

“Group” means the Company and all of the subsidiary undertakings of the Company;

“Group Company” means any member of the Group and “Group Companies” means all of them;

“HSR Act” has the meaning given in Clause 5.1(a);

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board;

“Institutional Directors” means Deep Shah, Lizhi Tan, Martin Fichtner and Quentin Lathuille;

“Institutional Sellers” has the meaning given in Recital (1);

“Intellectual Property Rights” means all intellectual property rights worldwide, including rights in patents, utility models, trade marks, service marks, logos, getup, trade names, internet domain names, copyright (including rights in computer software), design rights, moral rights and contractual waivers of moral rights, database rights and rights in data, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), and rights protecting goodwill and reputation, in all cases whether registered or unregistered; all other forms of protection having a similar nature or effect anywhere in the world to any of the foregoing and applications for or registrations (or rights to apply for registration) of any of the foregoing rights;

“Investment Agreement” means the investment agreement dated 22 September 2017 between the Institutional Sellers, the Non-Institutional Sellers and the Company, as amended from time to time prior to the date hereof;

“Irrecoverable VAT” means any output VAT paid which is not recoverable as input tax by a person or the representative member of any VAT group of which it forms part;

“Known Leakage” means any Leakage which is, at least six (6) Business Days prior to Completion, agreed in writing between the Institutional Sellers and the Purchaser to be reflected in the calculation of the Ordinary Share Consideration payable at Completion;

“Law” or “Laws” means all applicable:

(a)	legislation, statutes, subordinate legislation, directives, regulations, instruments, by-laws or constitutional documents, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states or between states and the European Union or the United States, as appropriate, or other supranational bodies, rules of common law, customary law and equity, any applicable direction, statement of practice, policy, rule or order that is set out by an Authority that is binding on a party, and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time; and

(b)	binding judgments, orders, decrees, awards, rulings or decisions from any court, tribunal or arbitrator, whether temporary, preliminary or permanent;

“Leakage” has the meaning given in Clause 4.7;

“Leakage Claim” has the meaning given in Clause 4.2;

“Leakage Determination Date” has the meaning given in Clause 4.6;

“Leakage Payment Amount” has the meaning given in Clause 4.2;

“LLC Agreement” means the limited liability company agreement of E2open Holdings, LLC, a wholly owned subsidiary of the Purchaser, dated as of 4 February 2021, as the same may be amended from time to time;

“Lock-Up Agreement” means a lock-up agreement in the Agreed Form;

“Locked Box Accounts” means the unaudited management accounts of the Company for the period ended on the Locked Box Date, in the Agreed Form;

“Locked Box Date” means 31 December 2020;

“Longstop Date” means:

(a)	5.00 p.m. EST on the date that is six (6) months from the date hereof; or

(b)	unless otherwise agreed in writing between the Institutional Sellers and the Purchaser, if either:

(i)	the Antitrust Condition in Clause 5.1(a) shall not have been satisfied or waived; or

(ii)	the Condition set forth in Clause 5.1(f) shall not have been satisfied or waived (but only as a result of a binding judgment, order, decree, award, ruling or decision from any court, tribunal or commission under the Antitrust Laws), in each case, as at 5.00 p.m. EST on the date that is six (6) months from the date hereof and provided, except for the NSI Condition, all other Conditions to Completion shall have been satisfied or waived (or, in the case of Conditions that by their nature are to be satisfied at the Completion, shall be capable of being satisfied on such date), then the Longstop Date shall be extended to 5.00 p.m. EST on the date that is nine (9) months from the date hereof; or

(c)	such later time and date as may be agreed between the Institutional Sellers and the Purchaser, or otherwise extended pursuant to Clause 5.4(d);

“Losses” means all costs, losses, liabilities, damages, claims, demands, proceedings, expenses, penalties and properly incurred legal and other professional fees;

“Management Borrowers” means Andrew Kirkwood and Michael Hunt;

“Management Loan Repayment Amount” has the meaning given in Clause 3.5;

“Management Loans” means (a) the promissory note dated 28 June 2019 between Andrew Kirkwood (as borrower) and the Company (as lender) for a principal amount of GBP 151,172.21 (plus all accrued interest), a copy of which is contained in Document 1.7.2 of the Data Room; and (b) the promissory note dated 26 April 2019 between Michael Hunt (as borrower) and the Company (as lender) for a principal amount of GBP 61,530.16 (plus all accrued interest), a copy of which is contained in Document 1.7.1 of the Data Room;

“Management Sellers” has the meaning given in Recital (2);

“Management Warranty Deed” means the management warranty deed entered into on the date of this Deed between Andrew Kirkwood, Michael Hunt, Joy Burkholder Meier and the Purchaser;

“Master Consulting Services Agreement” means the master consulting services agreement between Francisco Partners Consulting LLC and the Company dated 3 May 2017;

“Material Completion Obligation” means:

(a)	in respect of the Sellers, those obligations set out in paragraphs 1(a), 1(b)(i), 1(b)(iii), 1(b)(iv), 1(c)(i)(B), 1(c)(i)(C) and 1(c)(ii)(A) of Schedule 2; and

(b)	in respect of the Purchaser, those obligations set out in paragraphs 2(a), 2(b), 2(c)(i)(A), 2(c)(i)(D) and 2(c)(ii) (provided that, in respect of paragraph 2(c)(ii) of Schedule 2, the Sellers have provided all information reasonably requested by the transfer agent in order to issue the Consideration Shares) of Schedule 2;

“Non-Institutional Sellers” means the Management Sellers and the Non-Management Sellers;

“Non-Institutional Sellers’ Representative” has the meaning given in Clause 15.1;

“Non-Management Sellers” has the meaning given in Recital (3);

“NSI Act” means the United Kingdom’s National Security and Investment Act 2021;

“NSI Condition” has the meaning given in Clause 5.1(c);

“NYSE” means the New York Stock Exchange;

“Ordinary Share Cash Consideration” has the meaning given in Clause 3.3(b);

“Ordinary Share Consideration” has the meaning given in Clause 3.1;

“Ordinary Shares” means the A Ordinary Shares, B Ordinary Shares and C Ordinary Shares;

“Pay-Off Letter” means the payoff letter to be provided by a lender (or agent on behalf of a lender) under the Existing Facilities, setting out the amount (including all ancillary amounts) required to be paid by a particular date under the relevant Existing Facilities to the relevant finance parties in order to discharge and repay that Existing Facilities in full on that date, in customary form reasonably agreed by the Purchaser and the Institutional Sellers;

“Paying Agent Account” means the paying agent account, details of which are set out in the Consideration Allocation Schedule;

“Permitted Leakage” has the meaning given in Clause 4.8;

“PIPE Financing” has the meaning given in Recital (C);

“PIPE Financing Amount” has the meaning given in Recital (C);

“PIPE Investors” has the meaning given in Recital (C);

“PIPE Shares” has the meaning given in Recital (C);

“Plan” means any benefit or compensation plan, including any share option, share purchase, restricted share, restricted share unit, share appreciation, phantom equity or other equity or equity based incentives, severance, separation pay, bonus, commissions, retention, stay bonuses, change in control or other transactions program, policy, agreement, contract or arrangement maintained, sponsored, contributed or required to be contributed to by any Group Company or with respect to which any Group Company has any current or contingent liability or obligation, excluding any schemes or arrangements mandated by a government entity outside of the United States;

“Preference Share Consideration” means the aggregate amount payable pursuant to the Articles to redeem and repay the amounts as credited as paid up on the Preference Shares together with all accrued dividends in respect of the Preference Shares up to and including the Completion Date (converted from GBP to USD at the Exchange Rate one (1) Business Day prior to the delivery of the Consideration Allocation Schedule pursuant to Clause 6.1);

“Preference Shares” means the 38,355,558 A preference shares of GBP 1.00 each in the capital of the Company;

“Preferred Stock” means the preferred stock, par value USD 0.0001 per share, of the Purchaser;

“President” has the meaning given to it in the definition of CFIUS Clearance;

“Proxy Statement” has the meaning given in Clause 7.11;

“Purchaser” has the meaning given in Recital (4);

“Purchaser Board” has the meaning given in paragraph 4.1 of Schedule 4;

“Purchaser Board Recommendation” has the meaning given in paragraph 4.1(b) of Schedule 4;

“Purchaser Claim” has the meaning given in Clause 11.9;

“Purchaser Financial Statements” has the meaning given in paragraph 5.4 of Schedule 4;

“Purchaser Financing Agreements” has the meaning given in paragraph 2.1 of Schedule 4;

“Purchaser Group” means the Purchaser and any subsidiary undertaking of the Purchaser, including, for the avoidance of doubt, the Group Companies from Completion;

“Purchaser Qualified Plan” has the meaning given in Clause 7.2;

“Purchaser SEC Documents” has the meaning given in paragraph 5.1 of Schedule 4;

“Purchaser Stock” has the meaning given in paragraph 3.1 of Schedule 4;

“Purchaser Stockholder Meeting” has the meaning given in Clause 7.15;

“Regulatory Conditions” has the meaning given in Clause 5.1(c);

“Relief” means any loss, allowance, credit, deduction, exemption or set off in respect of any Tax, or any repayment or refund of or saving of Tax;

“Representatives” means, in relation to any Seller and its Affiliates, their respective directors, officers, employees, agents, consultants and professional advisers and, in relation to the Purchaser, any member of the Purchaser Group and their respective directors, officers, employees, agents, consultants and professional advisers;

“Required Financial Statements” has the meaning given in Clause 7.3;

“Requisite Stockholder Approval” means (a) the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at a meeting of the Purchaser’s stockholders and entitled to vote thereon in favour of issuing the Consideration Shares and the PIPE Shares and (b) to the extent the Purchaser reasonably determines such amendment is required in order to implement the transactions contemplated by this Deed, the affirmative vote of a majority of the shares outstanding and entitled to vote thereon in favour of the Amended Certificate of Incorporation;

“Restricted Business” means the provision of logistics and global trade management software and services related to such software applications;

“Restricted Management Sellers” means each of Andrew Kirkwood, Joy Meier, Timothy Hinson, Christopher Timmer, Sian Hopwood, Scott Brown, Johnny Thogersen, Douglas Surrett, Sharon Plested, Patrick Maley, Michael Hunt, David Landau and Samuel Addeo;

“Restricted Management Seller” shall be construed accordingly;

“Restricted Period” has the meaning given in Clause 12.2;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended;

“Scheduled Completion Date” has the meaning given in Clause 8.4;

“SEC” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act;

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time (or any successor statute and related rules and regulations);

“Seller’s Nominee” has the meaning given in paragraph 2(c)(ii) of Schedule 2;

“Seller Warranties” means the warranties given by the Sellers as set out in Clause 10;

“Sellers” has the meaning given in Recital (3) and “Seller” shall be construed accordingly;

“Senior Employee” means each of Andrew Kirkwood (Chief Executive Officer of the Group), Michael Hunt (Chief Financial Officer of the Group) and any other employee, director or independent service provider or consultant of the Group whose gross base salary or compensation exceeds $200,000 (or local equivalent) per year;

“Shares” means the Ordinary Shares and the Preference Shares;

“Signing Form 8-K” has the meaning given in Clause 13.5;

“Signing Press Release” has the meaning given in Clause 13.5;

“Stockholder Approval Condition” has the meaning given in Clause 5.1(d);

“Stockholder Conditions” means the Stockholder Approval Condition and the Stockholder Listing Condition;

“Stockholder Listing Condition” has the meaning given in Clause 5.1(e);

“Subscription Agreement” has the meaning given in Recital (C);

“Support Agreements” has the meaning given in Recital (D);

“Surviving Provisions” means Clauses 1, 5.12, 5.13, 8.5(d), 13, 15, 18, 20 to 29.1 (inclusive);

“Tax” means:

(a)	all forms of tax, levy, impost, contribution, duty, liability and charge in the nature of taxation (including payment under the Corporation Tax (Instalment Payments) Regulations 1998) and all related withholdings or deductions of any nature (including, for the avoidance of doubt, PAYE and National Insurance contribution liabilities in the United Kingdom and corresponding obligations elsewhere); and

(b)	all related fines, penalties, charges and interest,

in each case, imposed, collected or assessed by, or payable to, a Tax Authority whether directly or primarily chargeable against, recoverable from or attributable to any of the Group Companies or another person (including as a transferee or successor, by contract, or otherwise by operation of Law) and regardless of whether any Group Company has, or may have, any right of reimbursement against any other person (and “Taxes” shall be construed accordingly);

“Tax Authority” means a taxing or other governmental (local or central), state or municipal authority (whether within or outside the United Kingdom) competent to impose a liability for or to collect Tax;

“Tax Deed” means the deed relating to tax entered into on the date of this Deed between Andrew Kirkwood, Michael Hunt, Joy Burkholder Meier and the Purchaser;

“Temasek Seller” means Anderson Investments Pte. Ltd.;

“Trading Day” means a day on which the New York Stock Exchange is open for business (excluding any day during which trading of the Class A Common Stock has been suspended for more than ninety (90) minutes);

“Transaction” means the transactions contemplated by this Deed and/or the other Transaction Documents or any part thereof;

“Transaction Costs” means any professional fees, expenses or other disbursements paid or agreed to be paid or incurred or owing in connection with the Transaction by any Group Company or the potential initial public offering of shares of the Company (or one of its parent undertakings or subsidiary undertakings), in each case excluding VAT payable thereon other than Irrecoverable VAT;

“Transaction Documents” means this Deed, the Subscription Agreements, the Support Agreement, the Management Warranty Deed, the Amended Investor Rights Agreement, the Tax Deed, the Lock-Up Agreements, any document in the Agreed Form and any other document to be delivered on Completion (as set out in Schedule 2);

“Transfer Taxes” means all transfer, real estate transfer, stamp duty, stamp duty reserve, documentary, notarial, registration and other similar Taxes;

“VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2996/112); and (c) or any other similar tax, whether chargeable in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere;

“VWAP” means, for any Trading Day, the volume-weighted average price per share of the Class A Common Stock as reported by Bloomberg L.P. in respect of the period from 9:30 am to 4:00 pm, New York City time on such Trading Day;

“W&I Insurer” means Ambridge Europe Limited; and

“Working Hours” means 9:30 am to 5:30 pm on a Business Day.

1.2	In this Deed, unless the context otherwise requires:

(a)	references to an “undertaking” and “group undertaking” shall be construed in accordance with section 1161 of the United Kingdom Companies Act 2006 and references to “subsidiary undertaking” and “parent undertaking” shall be construed in accordance with section 1162 of the United Kingdom Companies Act 2006, save that an undertaking shall be treated as an undertaking whether or not formed or incorporated in the United Kingdom and for the purposes of the membership requirement in sections 1162(2)(b) and (d) and section 1162(3)(a) as a member of another undertaking even if its shares in that other undertaking are registered in the name of: (i) its nominee; or (ii) another person (or its nominee) by way of security or in connection with the taking of security;

(b)	every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Completion provided that, as between the parties, no such amendment or modification made after the date of this Deed shall apply for the purposes of this Deed to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(c)	references to Clauses and Schedules are references to clauses of and schedules to this Deed, references to paragraphs are references to paragraphs of the Schedule in which the reference appears and references to this Deed include the Schedules;

(d)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(e)	references to a “party” means a party to this Deed (or with respect to the Company, the applicable clauses hereof) and includes its successors in title, personal representatives and permitted assigns;

(f)	references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(g)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(h)	references to “sterling”, “pounds sterling”, “GBP” or “£” are references to the lawful currency from time to time of the United Kingdom;

(i)	references to “dollars”, “USD”, “US$” or “$” are references to the lawful currency from time to time of the United States of America;

(j)	for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated at the Exchange Rate at the relevant date;

(k)	references to times of the day are to London time unless otherwise stated;

(l)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(m)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(n)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(o)	general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation; and

(p)	a procuring obligation:

(i)	subject to Clause 1.2(p)(ii) below, where used in the context of a Seller, means that such Seller undertakes to exercise its voting rights and use such powers as are available to it from time to time in its capacity as a shareholder of the Company and/or as appointor of any directors of any Group Company that are appointed by such Seller and/or its Affiliates from time to time (subject to such directors’ fiduciary obligations), to ensure compliance with that obligation; and

(ii)	where used in the context of a Management Seller in respect of Schedule 3 only, means that such Management Seller undertakes to take such action as is available to him or her within the scope of his or her authority as an employee, officer or manager of any Group Company and, to the extent relevant and he or she is lawfully able to do so (including without acting or voting in a manner inconsistent with his or her fiduciary duties), a director or officer of any Group Company, to procure (to the foregoing extent) the relevant matter.

1.3	The headings and sub-headings in this Deed are inserted for convenience only and shall not affect the construction of this Deed.

1.4	Each of the Schedules to this Deed shall form part of this Deed.

1.5	References to this Deed include this Deed as amended or varied in accordance with its terms.

1.6	All warranties, indemnities, covenants, agreements and obligations given or entered into by more than one Seller under this Deed are given or entered into severally and not jointly nor jointly and severally and accordingly the liability of each Seller in respect of any breach of any such obligation, undertaking or liability shall extend only to any loss or damage arising from its own breach.

2.	SALE OF shares

2.1	On the terms set out in this Deed, each Seller shall sell with full title guarantee and free from all Encumbrances and the Purchaser shall purchase (or procure that a Purchaser Nominee purchases) the legal and beneficial title to the Shares set forth against that Seller’s name in column 2 of Schedule 1 with effect from Completion, together with all rights attaching to such Shares as at Completion (including all dividends, yields and distributions declared, paid or made in respect of such Shares after the Completion Date).

2.2	Each of the Sellers irrevocably waives any and all rights and restrictions in respect of the Shares that may have been conferred on it under the Articles, the Investment Agreement or otherwise, including any right of pre-emption, redemption, first refusal or other restriction on transfer in respect of the Shares.

3.	CONSIDERATION

3.1	The aggregate purchase price for the sale of all of the Ordinary Shares under this Deed (the “Ordinary Share Consideration”) shall be the sum of:

(a)	USD 1,187,621,793; plus

(b)	an amount of additional consideration calculated on the basis of USD 63,000 multiplied by the number of days elapsed from (and including) the Locked Box Date up to (and excluding) the Completion Date (the “Additional Consideration”); plus

(c)	the Management Loan Repayment Amount; minus

(d)	the Preference Share Consideration; minus

(e)	the Known Leakage (if any); minus

(f)	an amount equal to the Disclosed Transaction Costs; minus

(g)	an amount equal to the Disclosed Exit Bonuses; minus

(h)	an amount equal to the D&O Insurance Costs; minus

(i)	an amount equal to the Director Expenses; minus

(j)	an amount equal to the Consulting Payments.

3.2	The aggregate purchase price for the sale of all of the Preference Shares under this Deed shall be the Preference Share Consideration.

3.3	At Completion, the Consideration shall be satisfied as follows:

(a)	subject to Clause 7.8, the issuance of 72,383,299 shares of Class A Common Stock in book-entry form by the Purchaser (or its transfer agent acting on its behalf) to the Sellers (or to a Seller’s Nominee) as set out in the Consideration Allocation Schedule and in accordance with Schedule 2 hereof, in each case, free from Encumbrances (other than as set forth herein, restrictions on the transfer of Class A Common Stock as set forth in the Amended Investor Rights Agreement or under any relevant requirements of, NYSE, the Securities Act or the Exchange Act), the aggregate value of which, for the purposes of this Deed, is agreed to be USD 730,854,170 (the “Consideration Shares” and the aggregate value of such Consideration Shares, the “Consideration Share Value”);

(b)	the payment in cash by the Purchaser to the Paying Agent Account of the Preference Share Consideration; and

(c)	the payment in cash by the Purchaser to the Paying Agent Account of an aggregate amount equal to the sum of the following (the “Ordinary Share Cash Consideration”):

(i)	the Ordinary Share Consideration; minus

(ii)	the Consideration Share Value,

and such issuance and payment shall be an absolute discharge to the Purchaser who shall not be concerned with the subsequent application of the amount of Preference Share Consideration and Ordinary Share Cash Consideration so paid or the allocation of the Consideration Shares so issued.

3.4	At Completion, the Purchaser shall procure payment by or on behalf of the relevant Group Company of the Bank Pay-Off Amount in accordance with the Pay-Off Letter to the providers of finance under the Existing Facilities.

3.5	Each Management Borrower acknowledges and agrees that: (a) the outstanding sums owed by him at Completion under his Management Loan shall be repayable at Completion in accordance with its terms (as amended from time to time) and that such amounts shall be converted from GBP into USD at the Exchange Rate on the Business Day prior to the delivery of the Consideration Allocation Schedule pursuant to Clause 6.1 (in respect of each Management Borrower, such amount being the “Management Loan Repayment Amount” and aggregate amount being the Management Loan Repayment Amounts); and (b) his Management Loan Repayment Amount shall be deducted from that part of the Ordinary Share Cash Consideration paid to him for his Shares in full and final settlement of his Management Loan. Immediately following Completion and subject to the Paying Agent receiving the Ordinary Share Cash Consideration pursuant to Clause 3.3(c), each Management Borrower directs the Paying Agent to deduct from the payment of that Management Borrower’s portion of the Ordinary Share Cash Consideration received by the Paying Agent pursuant to Clause 3.3(c) and to transfer (as agent for and on behalf of that Management Borrower) to the Company’s Bank Account, an amount equal to the Management Loan Repayment Amount of such Management Borrower on account of the obligation of such Management Borrower to repay such amount under its Management Loan.

3.6	The Company irrevocably agrees that all rights of any kind (past, present or future), obligations and liabilities of each Management Borrower and all claims under, pursuant to or arising (directly or indirectly) out of the repayment of the Management Loans in USD pursuant to Clause 3.5, shall be released with effect from Completion whether arising before or on the Completion Date upon such repayment in accordance with Clause 3.5.

3.7	As soon as practicable following Completion, the Purchaser shall procure, to the extent not paid prior to the Completion Date, the payment by the relevant Group Company to each relevant payee of the Disclosed Transaction Costs plus any VAT chargeable thereon to the extent not already included within Disclosed Transaction Costs (such VAT (or amount in respect of VAT) to be paid to the relevant payee if the payee is the person required to account to the relevant Tax Authority for the VAT or otherwise such VAT to be paid direct to the relevant Tax Authority in the event that the reverse charge applies).

3.8	The Purchaser shall procure the payment by the relevant Group Company of an amount equal to the Disclosed Exit Bonuses, after deduction of any payroll and social security contributions (including any PAYE and employee National Insurance Contributions in the United Kingdom) thereon, and any applicable employer’s social security contributions (in each case, which shall be paid to the relevant Tax Authority) as set out in the Consideration Allocation Schedule to the persons entitled to such amounts through Group payroll by (i) no later than the first regularly scheduled payroll following Completion; or (i) if the first regularly scheduled payroll following Completion occurs within ten (10) Business Days of Completion, by no later than the second regularly scheduled payroll following Completion, and, in each case, in accordance with the existing payroll practices of the relevant Group Company following Completion (and procure that the relevant Group Company pays any employer National Insurance Contributions, payroll, employment and similar Taxes to the relevant Tax Authority in accordance with applicable Law).

3.9	Where any payment is made by a Seller in satisfaction of a liability arising under this Deed it shall, to the extent possible, be treated as a reduction of that part of the Consideration paid to such Seller in respect of its Shares.

3.10	Each Seller irrevocably agrees that the Consideration will be allocated in accordance with article 62.3 of the Articles and shall be apportioned among the Sellers in accordance with the Consideration Allocation Schedule but the Purchaser shall not be concerned with, or have any liability whatsoever with respect to, such apportionment or for any failure by any person to apportion such sum among the Sellers in accordance herewith.

4.	LEAKAGE

4.1	Each Seller severally:

(a)	warrants to the Purchaser (in respect of itself and its Affiliates only) that, during the period from (and including) the Locked Box Date up to (and including) the date of this Deed, neither that Seller nor any of its Affiliates has received or benefited from any Leakage from any Group Company; and

(b)	irrevocably undertakes to the Purchaser that there shall be no Leakage to, or for the benefit of, such Seller nor any of its Affiliates from any Group Company from the date of this Deed up to (and including) the Completion Date.

4.2	Subject to Completion occurring, in the event of a breach of Clause 4.1 by any Seller (or its Affiliates), each Seller severally (but not jointly nor jointly or severally) undertakes to pay to the Purchaser, within ten (10) Business Days from receipt of written demand for payment by the Purchaser, on a dollar for dollar basis, an amount in cash equal to the aggregate amount of such Leakage received by such Seller or any of its Affiliates or from which such Seller or its Affiliates has benefitted (save for any Known Leakage allocated to such Seller, as set out in the Consideration Allocation Schedule, and deducted from the Ordinary Share Consideration at Completion) (the “Leakage Payment Amount”), provided that any claim to be made by the Purchaser pursuant to this Clause 4.2 (a “Leakage Claim”), must be made in writing to the relevant Seller(s) within six (6) months following the Completion Date and the Sellers shall cease to be under any liability to the Purchaser or any other person in respect of all and any such Leakage Claims not notified to the relevant Sellers within such time period. Any such notice in writing shall set out, where calculable and on a without prejudice basis, the Purchaser’s calculation of the Leakage Payment Amount and such other information as is relevant to the claim at the time and in the possession or under the control of the Purchaser, provided always that failure to provide such details shall not invalidate such notice or prejudice the Purchaser’s right to claim under this Clause 4, except only to the extent that the liability of a Seller is increased as a result of such failure.

4.3	The aggregate liability of a Seller pursuant to this Clause 4 shall in no event exceed the aggregate amount of the Leakage received, or deemed to be received pursuant to Clause 4.5, by that Seller or any of its Affiliates (or from which that Seller and any of its Affiliates has benefited or deemed to have benefitted pursuant to Clause 4.5).

4.4	For the avoidance of doubt, the Purchaser acknowledges and agrees that the only remedy available to it for breach of the provisions of Clause 4.1 is contained in Clause 4.2. The liability of the Sellers, for any Leakage Claim notified under Clause 4.2, shall (if it has not been previously satisfied, settled or withdrawn), cease six (6) months after the date on which such Leakage Claim was notified in writing to the relevant Seller(s) unless court proceedings have been started in respect of the subject matter of the claim by such time and the proceedings have not been withdrawn or terminated and for the purposes of this Clause 4.4, court proceedings shall not be deemed to have been started unless a statement of claim is both issued and validly served on the relevant Seller(s).

4.5	In respect of any Leakage pursuant to Clauses 4.7(h), 4.7(j) or 4.7(k), each Seller shall be deemed, for the purposes of this Clause 4, to have received or benefitted from its proportion of such Leakage based on the proportions set out in column 3 of Schedule 1.

4.6	If any Leakage Payment Amount is notified by the Purchaser to the relevant Seller(s) and either: (a) agreed; (b) not disputed by the relevant Seller(s) within ten (10) Business Days from receipt of written demand for payment by the Purchaser; or (c) disputed by the relevant Seller(s) and subsequently determined by a court of competent jurisdiction (following a maximum of one appeal) (“Finally Determined”) under Clause 4.4, and payment of such Leakage Payment Amount has not made by the relevant Seller within twenty-five (25) Business Days of such agreement or determination (the “Leakage Determination Date”), unless otherwise agreed with that Seller, the Purchaser shall within twenty (20) Business Days cancel such number of Consideration Shares as are held by such Seller as equals:

where

“x” means the number of Consideration Shares to be cancelled;

“a” means an amount equal to the Leakage Payment Amount as agreed or Finally Determined in respect of the relevant Seller; and

“b” means the VWAP for the five (5) Trading Day period ending one (1) Trading Day prior to the Leakage Determination Date.

The relevant Seller(s) shall cooperate reasonably with the Purchaser and the transfer agent of the Purchaser (in each case, acting reasonably) to the extent necessary to effect the cancelation of any such Consideration Shares.

4.7	“Leakage” means the following (with the exception of Permitted Leakage):

(a)	the declaration, making or payment of any dividend or any distribution of capital, income or profit (whether in cash or kind) or bonus share issue by a Group Company to or for the benefit of any Seller or any of its Affiliates;

(b)	any payments made, accrued or assumed (or future benefits granted) (whether in cash or in kind) by any Group Company to or for the benefit of any Seller or any of its Affiliates in respect of any share or loan capital (including any interest, coupon or fixed entitlement thereon) or other class or type of securities of any Group Company held by any Seller or any of its Affiliates being issued, redeemed, purchased or repaid, or any other return of capital by any Group Company (which, for the avoidance of doubt, includes the payment or prepayment of any amount of principal or interest on any such share or loan capital or other securities);

(c)	the making of any payment by a Group Company, or the sale, purchase, transfer, surrender or disposal by a Group Company of any asset or right, to or for the benefit of, or from any Seller or any of its Affiliates;

(d)	the entry into by any Group Company of any guarantee, security, surety or indemnity of any kind relating to the obligation of any Seller or any of its Affiliates or the assumption, incurrence, indemnification, the increase or discharge by any Group Company of any liability of any Seller or any of its Affiliates;

(e)	the creation of any Encumbrance over any of the assets or securities of any Group Company in favour, or for the benefit, of any Seller or any of its Affiliates;

(f)	the forgiveness, release, deferral, discount or waiver (whether in whole or in part) of any amount, right, benefit, obligation, debt or claim owed, in favour of or due to any Group Company by any Seller or any of its Affiliates;

(g)	any emoluments (including bonuses), consultant, advisory, management, shareholder, directors’ payments or fees (including any monitoring fees and any Institutional Directors’ bonus or other compensation) paid by any Group Company to or for the benefit of any Seller or any of its Affiliates;

(h)	the payment or incurrence by a Group Company of any Exit Bonuses or Transaction Costs;

(i)	any agreement to do or give effect any of the things in Clauses 4.7(a) to 4.7(h) above which takes effect on the Locked Box Date or any date thereafter;

(j)	the payment of any fees or costs to or on behalf of any Seller or any of its Affiliates which are or were incurred by any Group Company as a result of the matters set out in sub-paragraphs 4.7(a) to 4.7(i) (inclusive) above; and

(k)	without double counting, in respect of any matter referred to in Clauses 4.7(a) to 4.7(j) any Tax accrued or becoming payable (or any Tax which would have accrued or become payable but for the use of a Relief) by a Group Company excluding any VAT (other than any Irrecoverable VAT).

4.8	“Permitted Leakage” means any of the following made by any Group Company:

(a)	any payment in respect of salaries, pension contributions, performance or other bonuses or other reimbursements, benefits or expenses due to any Management Sellers or any of their respective Affiliates in the ordinary course of business in accordance with past practice by virtue of their employment and not arising in connection with the sale of Shares, together with any employer social security contributions and other equivalent Taxes thereon (which for the avoidance of doubt does not include any Exit Bonus, other than any Disclosed Exit Bonus, or any other bonus in an aggregate amount in excess of the Broader Staff Bonus);

(b)	any payments made in respect of directors’ out-of-pocket expenses to any Institutional Director and in the total amount set out in the Consideration Allocation Schedule together with any employer social security contributions and other equivalent Taxes thereon (the “Director Expenses”);

(c)	any consultant, advisory, management, shareholder, directors’ payments or fees (including any monitoring fees and any Institutional Directors’ bonus or other compensation) paid by any Group Company to or for the benefit of any Seller or any of its Affiliates in accordance with, and as required by the terms of, the Master Consulting Services Agreement or in connection with the termination of the Master Consulting Services Agreement and in the total amount as set out in the Consideration Allocation Schedule, together with (x) in the case of payments or fees to a consultant, adviser or shareholder any VAT thereon, or (y) in the case of payments to a director any employer social security contributions and other equivalent Taxes thereon (the “Consulting Payments”);

(d)	any payment made by or on behalf of any Group Company to the extent that specific provision, reserve or allowance has been specifically and identifiably made for it in the Locked Box Accounts;

(e)	the provision of ordinary course services to any portfolio company of any Institutional Seller or any of its Affiliates on arm’s length terms and in the ordinary course of business, provided that such arrangements have been Disclosed prior to (i) the date hereof in respect of such arrangements entered into prior to the date hereof, or (ii) Completion, in respect of such arrangements entered into on or following the date hereof;

(f)	any payment expressly and specifically required by the terms of any Transaction Document;

(g)	any accrual of dividends in respect of the Preference Shares to the extent included in the calculation of the Preference Share Consideration;

(h)	anything undertaken at the written request, or with the prior written consent, of any member of the Purchaser Group expressly acknowledged to constitute Permitted Leakage;

(i)	any Disclosed Transaction Costs;

(j)	any liability assumed by a Group Company (other than a liability to pay Transaction Costs) pursuant to an engagement letter with a professional advisor in connection with the Transaction or the procedure related to the potential initial public offering of shares of the Company (or one of its parent undertakings or subsidiary undertakings), in each case as Disclosed in the Data Room, and provided that if any such liability results in an actual payment of fees, costs, disbursements or expenses to such professional provider, such payment shall not be deemed to be Permitted Leakage unless such payment is a Disclosed Transaction Cost;

(k)	any forgiveness, release, or waiver of any amount, right, benefit, obligation, debt or claim owed or due to the Company by the Management Borrowers as a result of the outstanding sums owed at Completion under the Management Loans being converted from GBP to USD and paid to the Company in USD pursuant to Clause 3.5; and

(l)	any Disclosed Exit Bonuses; and

(m)	the D&O Insurance Costs.

5.	CONDITIONs

5.1	Completion shall be subject to:

(a)	all waiting periods applicable to the consummation of the transactions contemplated by this Deed (including for the avoidance of doubt the receipt by the Institutional Sellers of Consideration Shares) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Purchaser, on the one hand, and the Federal Trade Commission or the Department of Justice, on the other hand, pursuant to which parties have agreed not to consummate the Transaction for any period of time (the “Antitrust Condition”);

(b)	written confirmation from the New Zealand Overseas Investment Office or the relevant New Zealand Government Minister that a direction order has been issued allowing the Transaction, pursuant to the Overseas Investment Act 2005 (New Zealand) to the extent required by Law;

(c)	if the NSI Act commences prior to Completion and the Transaction (or any part of it) becomes subject to a requirement thereunder to notify the UK Secretary of State for Business, Energy and Industrial Strategy (“BEIS”) and obtain the approval of BEIS prior to Completion, written confirmation from BEIS approving the Transaction pursuant to the NSI Act (the “NSI Condition” and together with the confirmation referred to in Clause 5.1(b), the “Regulatory Conditions”);

(d)	the Requisite Stockholder Approval having been obtained (the “Stockholder Approval Condition”);

(e)	the shares of Class A Common Stock to be issued as Consideration Shares having been approved for listing on the NYSE, subject to official notice of issuance (the “Stockholder Listing Condition”); and

(f)	there being no Law of any Authority enjoining or preventing the sale and purchase of the Shares under this Deed or the transactions contemplated hereby,

(together, the “Conditions”).

5.2	The Conditions (other than the Stockholder Listing Condition) are not capable of being waived. The Institutional Sellers may, to such extent as they think fit and are legally entitled to do so, jointly waive the Stockholder Listing Condition, in whole or in part, by written notice to the Purchaser.

5.3	Each party shall be responsible for its own costs arising out of or in connection with obtaining the CFIUS Clearance in connection with the Transaction, provided that the Temasek Seller shall be responsible for the payment of any filing fees required, and the fees of its counsel, in connection with obtaining the CFIUS Clearance in connection with the Transaction.

5.4	Subject to Clauses 5.6 and 5.9, the:

(a)	Purchaser the Institutional Sellers and the Management Sellers shall each use all reasonable endeavours to ensure the satisfaction of the Antitrust Condition and the Regulatory Conditions and that the CFIUS Clearance is obtained, including but not limited to working together in good faith to make and send all filings and notifications to CFIUS in relation to the CFIUS Clearance as promptly as practicable after the date hereof and responding promptly to any follow-up queries or requests from CFIUS (provided for the avoidance of doubt that obtaining CFIUS Clearance shall not be deemed to be a Condition, and the decision as to whether to file a notice or a declaration with respect to obtaining the CFIUS Clearance shall be in the sole discretion of the Temasek Seller; provided, that, to the extent the Temasek Seller elects not to, or does not, file the CFIUS Clearance, the Purchaser shall have no obligations with respect to the CFIUS Clearance); and

(b)	Purchaser shall use all reasonable endeavours and take all steps necessary to ensure the satisfaction of the Stockholder Conditions and the Institutional Sellers and the Management Sellers shall reasonably cooperate with the Purchaser in connection therewith, in each case in accordance with the provisions set forth in this Deed, in each case, as soon as practicable and, in any event, no later than:

(c)	the Longstop Date; or

(d)	such later time and date as may be agreed in writing by the Institutional Sellers and the Purchaser and, provided that, if the NSI Act comes into force following the date that is three (3) months from the date of this Deed and prior to Completion:

(i)	the Purchaser and the Institutional Sellers shall reasonably consult to determine any extension to the Longstop Date for the purpose of obtaining the NSI Condition; and

(ii)	if the Purchaser and the Institutional Sellers fail to reach agreement pursuant to Clause 5.4(d)(i), either the Purchaser or the Institutional Sellers may, by written notice to such other party, extend the Longstop Date to the date that is nine (9) months from the date hereof (and as so extended in accordance with this Clause 5.4(d) shall be the Longstop Date for purposes of this Deed).

5.5	Without prejudice to the generality of the Purchaser’s obligations under Clause 5.4 and subject to Clauses 5.6 and 5.9, the Purchaser shall, and shall procure that each of its Affiliates shall, co-operate fully in and take all reasonable actions necessary to procure the satisfaction of the Antitrust Condition and the Regulatory Conditions as soon as practicable and in any event by the Longstop Date, including:

(a)	if a suit or other action is threatened or instituted by any Authority or other entity challenging the validity or legality, or seeking to restrain the consummation of the Transaction, use all reasonable actions to avoid, resist, resolve or, if necessary, defend such suit or action and use all reasonable actions to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Authority with respect to the Transaction (unless such suit or action relates to receipt by the Institutional Sellers of Consideration Shares);

(b)	submitting, or cause to be submitted, an appropriate Notification and Report Form pursuant to the HSR Act within ten (10) Business days of the date of this Deed, and promptly submit any other notification required for the Transaction pursuant to any applicable Antitrust Law;

(c)	making and sending all filings and notifications to any relevant Authority in relation to the Regulatory Conditions as soon as reasonably practicable after the date of this Deed;

(d)	other than notifications required to fulfil the Antitrust Condition or the Regulatory Condition, not submitting any notification with any Authority in relation to the Transaction, or in relation to any acquisition of, or definitive written agreement to acquire, any business, person or assets which competes with, supplies or is a customer of the Group, if such notification would be reasonably expected to preclude or materially delay the satisfaction of the Antitrust Condition or the Regulatory Conditions, without obtaining the prior written consent of the Institutional Sellers to the making of it and its form and content (such consent not to be unreasonably withheld, delayed or conditioned);

(e)	promptly (and in any case within one (1) Business Day) notify the Institutional Sellers of any material communication (whether written or oral) from any relevant Authority in relation to the Antitrust Condition and the Regulatory Conditions, keeping the Institutional Sellers regularly and reasonably informed of the progress of any notification or filing and providing such assistance as may reasonably be required in relation thereto;

(f)	making an appropriate response to any request for information from any relevant Authority in relation to the Antitrust Condition and the Regulatory Conditions promptly and in any event in accordance with any relevant time limit;

(g)	consulting with, and taking into account the reasonable views of the Institutional Sellers as to the mode, content and timing of all material communications (whether made orally or in writing) with any relevant Authority in relation to the Antitrust Condition and the Regulatory Conditions, giving the Institutional Sellers and their Representatives a reasonable opportunity to comment on drafts of such communications and to provide the Institutional Sellers the opportunity to participate in substantive telephone calls and meetings with any such Authority (save to the extent that such Authority expressly requests that an Institutional Seller should not participate in such meetings or telephone calls); and

(h)	providing the Institutional Sellers with copies of all material communications from any relevant Authority in connection with the Antitrust Condition and the Regulatory Conditions, without delay, to the extent only that to do so is reasonably practicable provided, however, that the Purchaser may redact any information it reasonably deems to be commercially sensitive and designate applicable materials as for review by the each Institutional Seller’s outside counsel on a confidential basis only.

5.6	Notwithstanding any other provision in this Deed, the Purchaser and its Affiliates are not required to offer, accept or agree, nor shall any Seller or any Group Company, offer, accept or agree, unless previously agreed in writing by the Purchaser, to any Commitment to any Authority, including any divestitures, licenses of assets, supply or exchange agreements or hold separate agreements, or other actions in relation to the Antitrust Laws, the Overseas Investment Act 2005 (New Zealand), the CFIUS Clearance or the NSI Act, including any amendment, variation or modification of the terms of any Transaction Document. Further, Purchaser may not make a Commitment to an Authority responsible for administering the Antitrust Law if such Commitment would result in a material adverse effect on the Group, the Purchaser and their respective subsidiaries, taken as a whole, without the written agreement of the Institutional Sellers (which agreement shall not be unreasonably withheld, delayed or conditioned).

5.7	Without prejudice to the generality of the Institutional Sellers and Management Sellers’ obligations under Clause 5.4 and subject to Clauses 5.6 and 5.9, the Institutional Sellers and Management Sellers shall, and shall procure that, prior to Completion, the Group Companies shall co-operate fully in and take all reasonable actions necessary to procure the satisfaction of the Antitrust Condition and the Regulatory Conditions as soon as practicable and in any event by the Longstop Date, including:

(a)	if a suit or other action is threatened or instituted by any Authority or other entity challenging the validity or legality, or seeking to restrain the consummation of the Transaction, and such suit or action relates to receipt by the Institutional Sellers of the Consideration Shares, use all reasonable actions to avoid, resist, resolve or, if necessary, defend such suit or action and use all reasonable actions to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any Authority with respect to receipt by the Institutional Sellers of the Consideration Shares;

(b)	submitting, or cause to be submitted, all appropriate Notification and Report Forms pursuant to the HSR Act within ten (10) Business days of the date of this Deed, and promptly submit any other notification required for the Transaction pursuant to any applicable Antitrust Law;

(c)	promptly (and in any case within one (1) Business Day) notify the Purchaser of any material communication (whether written or oral) from any relevant Authority in relation to the Antitrust Condition;

(d)	making an appropriate response to any request for information from any relevant Authority in relation to the Antitrust Condition promptly and in any event in accordance with any relevant time limit;

(e)	subject to the first sentence of Clause 5.10, consulting with, and taking into account the reasonable views of the Purchaser as to the mode, content and timing of all material communications (whether made orally or in writing) with any relevant Authority in relation to the Antitrust Condition, giving the Purchaser and its Representatives a reasonable opportunity to comment on drafts of such communications and to provide the Purchaser the opportunity to participate in substantive telephone calls and meetings with any such Authority (save to the extent that such Authority expressly requests that the Purchaser should not participate in such meetings or telephone calls); and

(f)	providing the Purchaser with copies of all material communications from any relevant Authority in connection with the Antitrust Condition, without delay, to the extent only that to do so is reasonably practicable; provided, however, that the Institutional Sellers may redact any information they reasonably deem to be commercially sensitive and designate applicable materials as for review by the Purchaser’s outside counsel on a confidential basis only.

5.8	Without prejudice to Clause 5.4 and subject to Clause 5.9, each Institutional Seller, Management Seller, the Company and the Purchaser shall, and shall ensure that each of their respective Affiliates shall, provide the such other party and any Authority in relation to the Antitrust Condition and the Regulatory Conditions, with any information and documents reasonably required for the purpose of making any filings, notifications or communications to any such Authority that are required to satisfy the Antitrust Condition and the Regulatory Conditions.

5.9	Nothing in this Clause 5 shall require a party to disclose commercially sensitive or legally privileged information regarding itself, its Affiliates or any of the foregoing’s Representatives to another party, except to the extent necessary in order to ensure that the Antitrust Condition and the Regulatory Conditions are satisfied, in which case such disclosure shall be on a confidential external counsel-to-counsel basis only.

5.10	Notwithstanding anything to the contrary set forth herein, the Purchaser shall control the strategy with respect to the satisfaction of the Antitrust Conditions, provided that the Purchaser shall reasonably consult with the Institutional Sellers and take into account and in good faith the Institutional Sellers’ reasonable comments with respect thereto. The Institutional Sellers shall promptly notify the Purchaser, and the Purchaser shall promptly notify the Institutional Sellers, upon such parties becoming aware that any Condition has been satisfied.

5.11	If at any time either a Seller, the Company or the Purchaser becomes aware of any event or circumstance that would be reasonably likely to prevent any Condition being satisfied, it shall, in the case of a Seller or the Company, promptly notify the Purchaser and, in the case of the Purchaser, promptly notify the Institutional Sellers.

Termination and Effect of Termination

5.12	(a) If the Conditions are not satisfied by the Longstop Date, the Purchaser or, acting jointly, the Institutional Sellers may, in their sole discretion, terminate this Deed with immediate effect except that the Surviving Provisions and any rights or liabilities that have accrued prior to that time shall continue in full force and effect, subject to Clause 5.13. (b) Prior to the Longstop Date, if the matters set forth in the Requisite Stockholder Approval have been submitted to the Purchaser’s stockholders for approval at the Purchaser Stockholder Meeting (as it may be adjourned or postponed) at which a vote was held to obtain the Requisite Stockholder Approval and the Requisite Stockholder Approval shall not have been obtained at such meeting (including any adjournment or postponement thereof), then the Purchaser or, acting jointly, the Institutional Sellers may, in their sole discretion, terminate this Deed with immediate effect except that the Surviving Provisions shall continue in full force and effect, subject to Clause 5.13.

5.13	If this Deed is terminated:

(a)	pursuant to Clause 5.12(a) as a result of the Antitrust Condition not being satisfied (and at the time of such termination, (x) all other Conditions (other than the Stockholder Conditions) are satisfied or would have been satisfied as of the LongStop Date but for the willful and material breach of the Purchaser of its obligations under this Deed with respect to such Condition and (y) the Stockholder Approval Condition has either (A) been satisfied or (B) not been satisfied where the Purchaser Stockholder Meeting has not been held and the Purchaser’s breach of Clause 7.15 was the principal cause of the failure of the Purchaser Stockholder Meeting to be held),, except where (i) the Institutional Sellers do not agree to a Commitment, which the Purchaser in good faith has irrevocably committed to make to any relevant Authority (which commitment would be made subject to the receipt of consent of the Institutional Sellers under Clause 5.6 to the extent required) in order to satisfy such Antitrust Condition and such refusal to agree was the principal cause of such Antitrust Condition not being satisfied, (ii) the Antitrust Condition not being satisfied relates to a HSR filing for the receipt by the Institutional Sellers of Consideration Shares, or (iii) the Institutional Sellers breach this Deed and such breach was the principal cause of the Antitrust Condition not being satisfied, the Purchaser shall pay to the Sellers a fee equal to an amount of USD 60,000,000 (sixty million) (inclusive of any VAT thereon); or

(b)	pursuant to Clause 5.12(b) as a result of the Requisite Stockholder Approval not being obtained at the Purchaser Stockholder Meeting (or at any postponement or adjournment thereof) where a vote with respect to the Requisite Stockholder Approval was taken (and at the time of such termination, all other Conditions (other than the Stockholder Listing Condition) are satisfied or are then capable of being satisfied), except where the Institutional Sellers are in breach of this Deed at or prior to the time of the Purchaser Stockholder Meeting at which a vote with respect to the Requisite Stockholder Approval was taken and such breach was the principal cause of the Requisite Stockholder Approval not being obtained, the Purchaser shall pay to the Sellers a fee equal to an amount of USD 15,000,000 (fifteen million) (inclusive of any VAT thereon),

(each a “Break Fee”), in each case, payable to the Paying Agent Account (or such other account the Institutional Sellers notify the Purchaser in writing) not later than ten (10) Business Days following written demand for payment from the Institutional Sellers following such termination of this Deed in circumstances in which a Break Fee is payable in accordance with Clauses 5.13(a) or 5.13(b). The provisions set out in this Clause 5.13 shall be the sole and exclusive remedy of the Company, the Sellers and their respective Affiliates, successors or assigns against the Purchaser and its Affiliates in the circumstances where a Break Fee is payable (whether framed in tort, contract or otherwise). Upon payment of the Break Fee, when and if payable hereunder, the Purchaser and its Affiliates (including any of their respective shareholders or members) shall have no further liability to the Company or the Sellers or their respective Affiliates, successors or assigns (including any of their respective shareholders or members) arising out of or otherwise relating to this Deed or the transactions contemplated hereby or the termination hereof, including any breach of this Deed, whether wilful, intentional or otherwise and none of the Company, the Sellers or their respective Affiliates (including any of their respective shareholders or members), successors or assigns shall be entitled to bring or maintain any other claim, action or proceeding against the Purchaser or any of its Affiliates (including any of their respective shareholders or members) or seek to obtain any recovery, judgment or damages of any kind against the Purchaser or any of its Affiliates (including any of their respective shareholders or members) arising out of or otherwise relating to this Deed or the transactions contemplated hereby or the termination hereof, including any breach of this Deed, whether wilful, intentional or otherwise. In no event shall more than one Break Fee be paid or payable, and in no event shall a Break Fee be paid or payable on more than one occasion. In no event will the Company and the Sellers be entitled to both the payment of the Break Fee hereunder and the right to specifically enforce the terms of this Deed or any equitable remedy hereunder. The parties acknowledge and agree that if any obligation to pay any Break Fee shall arise in accordance with this Clause 5.13, such obligation shall not imply that the Purchaser has committed any breach of its obligations under this Deed. The parties acknowledge and agree that the provisions set out in this Clause 5.13 are no more extensive than is reasonably necessary to protect the legitimate interests of the Sellers and the Group, and the agreements set forth in this Clause 5.13 are an integral part of this Deed and without these agreements the parties would not enter into this Deed.

6.	notifications to determine payments on completion

6.1	Not less than five (5) Business Days prior to the Scheduled Completion Date or such other time as the Purchaser and the Institutional Sellers may agree in writing, the Institutional Sellers shall provide the Purchaser with a schedule (the “Consideration Allocation Schedule”) setting out:

(a)	the amount of the Ordinary Share Consideration and allocation between the various Sellers;

(b)	the amount of the Preference Share Consideration and allocation between the various Sellers;

(c)	the amount of the Ordinary Share Cash Consideration and allocation between the various Sellers;

(d)	the allocation of the Consideration Shares between those Sellers (or a Seller’s Nominee) who qualify as accredited investors (as such term is defined in Rule 501(A) of the United States Securities Act of 1933 as in effect on the date of this Deed);

(e)	the amount of the Management Loan Repayment Amount in respect of each Management Borrower;

(f)	the amount of the Bank Pay-Off Amount (together with currency, payee and account details);

(g)	the amount of the Disclosed Transaction Costs (together with currency, payee and account details);

(h)	the amount of the Disclosed Exit Bonuses (together with currency, payee and account details);

(i)	the amount of the Additional Consideration and the allocation between the various Sellers;

(j)	the amount of the D&O Insurance Costs;

(k)	the amount of the Director Expenses;

(l)	the amount of the Consulting Payments;

(m)	the amount of any Known Leakage (for the avoidance of doubt, comprising those items agreed in writing between the Purchaser and the Institutional Sellers at least six (6) Business Days prior to the Scheduled Completion Date to constitute Known Leakage) and the allocation between the various Sellers;

(n)	details of the Paying Agent Account and the Company’s Bank Account (including sort code, account number and IBAN); and

(o)	the Consideration.

Release of Debt Security

6.2	The Purchaser shall provide such information and assistance as the Sellers may reasonably request in connection with the release of all Debt Security granted or entered into by any Group Company under the Existing Facilities.

6.3	No later than ten (10) Business Days prior to the Scheduled Completion Date, the Institutional Sellers or their Representatives shall deliver to the Purchaser the draft form of the Pay-Off Letter and Deed of Release to be delivered in executed form at Completion (in a form acceptable to the agents and lenders under the Existing Facilities), in each case in customary form reasonably acceptable to the Purchaser and the Institutional Sellers.

6.4	As soon as reasonably practicable following receipt of the Deed of Release and Pay-Off Letter, the Purchaser agree to use all commercially reasonable efforts to discuss the final wording of the applicable Deeds of Release and Pay-Off Letters with the Institutional Sellers or their Representatives, and the Institutional Sellers or their Representatives shall give reasonable consideration to any reasonable comments which the Purchaser may have on such draft(s) and which have been notified in writing to the Institutional Sellers or their Representatives, provided that the Sellers shall not be obliged to consider any such comments received later than five (5) Business Days prior to the Scheduled Completion Date.

7.	PRE-COMPLETION OBLIGATIONS

Sellers’ pre-completion obligations

7.1	Except as otherwise specifically stated in this Deed or with the prior written consent of the Purchaser, during the period from the date of this Deed to Completion:

(a)	each Management Seller shall procure that each Group Company carries on its business in all material respects in accordance with applicable Law and in the ordinary and usual course in accordance with past practice; and

(b)	each Seller shall procure that no Group Company shall undertake any of the matters set out in Part 1 of Schedule 3 of this Deed.

7.2	Prior to Completion, the applicable Group Company shall, at least one (1) Business Day prior to the Scheduled Completion Date, adopt written resolutions (or take other reasonably necessary and appropriate action) (i) to terminate each Plan that is intended to be qualified under Section 401(a) of the Code (“Company Qualified Plan”), (ii) to cease contributions to such Company Qualified Plan, and (iii) to fully vest all participants under such Company Qualified Plan, such termination, cessation, and vesting to be effective no later than the Business Day preceding the Scheduled Completion Date. The Group Companies shall provide Purchaser with an advance copy of such proposed resolutions (and any related documents) and a reasonable opportunity to comment thereon prior to adoption or execution. The Purchaser or any of its applicable Affiliates shall cause a tax-qualified defined contribution plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code established or maintained by Purchaser or any such Affiliate (the “Purchaser Qualified Plan”) to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from employees participating in the Company Qualified Plan with respect to such employee’s account balances in the form of cash (but including notes, in the case of loans to the extent allowable under the Purchaser Qualified Plan), if elected by such employees in accordance with applicable law and the applicable Company Qualified Plan.

Required Financial Statements; Proxy Statement; Cooperation

7.3	As soon as reasonably practicable following the date of this Deed, the Company shall provide to the Purchaser (and shall use reasonable endeavours to so deliver no later than 30 June 2021) (a) consolidated balance sheets of the Group Companies as of 31 March 2021 and 31 March 2020 and the related consolidated statements of income, equity and cash flows of the Group Companies for the years then ended, in each case audited in accordance with US GAAS and prepared in a manner consistent with IFRS and (b) an unaudited consolidated balance sheet of the Group Companies as of 31 March 2019 and 31 March 2020 and the related unaudited consolidated statements of income, equity and cash flows of the Group Companies for the year then ended, in each case, prepared in a manner consistent with IFRS (collectively, the “Required Financial Statements”), for inclusion in the Proxy Statement. For the avoidance of doubt, failure to deliver the Required Financial Statements described in clause (a) of the definition thereof by 30 June 2021 shall not result in a breach by the Company of this Deed, provided that the Company is using reasonable endeavours to provide as soon as reasonably practicable following the date of this Deed such Required Financial Statements. The Company shall reasonably cooperate, and shall direct its independent auditors to reasonably cooperate, with the Purchaser in connection with the preparation of any pro forma financial statements that are derived in part from the Required Financial Statements or other financial statements of the Company or any Group Company (including with respect to the three (3) month period ended 31 March 2021) and shall provide the Purchaser with a reasonable opportunity to consult with the Company and its representatives, including its independent auditors, from time to time prior to Completion, with respect to the progress of the preparation of such Required Financial Statements or pro forma financial statements.

7.4	Prior to the Completion, the Company shall, and shall cause the Group Companies and their respective representatives to, use its reasonable endeavours to provide to the Purchaser such data, information and documents relating to the Sellers or Group Companies as may be reasonably requested by the Purchaser for purposes of the preparation of the Proxy Statement (or any supplement or amendment thereto). Prior to the Completion, each Seller shall use its reasonable endeavours to provide to the Purchaser such data and information relating to such Seller as may be reasonably requested by the Purchaser to the extent the provision of such information is reasonably necessary or advisable for the preparation of the Proxy Statement (or any supplement or amendment thereto).

7.5	If, at any time prior to the receipt of the Requisite Stockholder Approval, any information relating to the Sellers, the Group Companies or any of their respective Affiliates, should be discovered by the Sellers or the Group Companies which should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Sellers and/or the Company, as appropriate, shall, as soon as reasonably practicable, notify the Purchaser, and provide the Purchaser with any such requisite updates to the information provided pursuant to Clause 7.4 relating to the Sellers and/or the Company, as appropriate, such that the Purchaser may file with the SEC, any appropriate amendment of, or supplement to, the Proxy Statement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Purchaser; provided that no Seller shall have any obligation pursuant to this Clause 7.5 other than in respect of information relating to such Seller provided by such Seller pursuant to Clause 7.4.

7.6	Each of the Sellers and the Company undertakes that none of the information supplied or to be supplied by such Seller or the Company, respectively, for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first filed with the SEC or mailed or otherwise made available to the stockholders of the Purchaser or at the time of the Purchaser Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Purchaser’s pre-completion obligations

7.7	Except as otherwise specifically stated in this Deed or with the prior written consent of the Institutional Sellers, during the period from the date of this Deed to Completion, the Purchaser shall procure that each member of the Purchaser Group carries on its business in all material respects in accordance with applicable Law and in the ordinary and usual course in accordance with past practice and shall procure that no member of the Purchaser Group shall undertake any of the matters set out in Part 2 of Schedule 3 of this Deed.

7.8	Except as otherwise specifically stated in this Deed, during the period from the date of this Deed to Completion, if the Purchaser splits, combines, reclassifies, subdivides or recapitalizes its share capital, the number of Consideration Shares to be issued pursuant to this Deed shall be equitably adjusted, without duplication, to proportionately reflect such split, combination, reclassification, subdivision or recapitalization to put the Sellers receiving Consideration Shares in the same position as they would have been in had such split, combination, reclassification, subdivision or recapitalization not occurred.

7.9	Clauses 7.1 and 7.7 shall not operate so as to restrict or prevent:

(a)	any matter reasonably undertaken by any Group Company or the Purchaser Group in an emergency or disaster situation with the intention of minimising any adverse effect of such situation, provided always that the Purchaser or the Institutional Sellers (as applicable) shall be notified in writing of any such actions as soon as reasonably practicable;

(b)	any matter reasonably undertaken by any Group Company or the Purchaser Group that is necessary to comply with any applicable directions or orders of an Authority in relation to the COVID-19 pandemic, provided the Management Sellers and the Purchaser shall take reasonable steps to mitigate any material adverse effects of any such actions on the business of the Group Company and Purchaser Group respectively and notify the other parties of such required measures as soon as practicable;

(c)	the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by any member of the Group or the Purchaser Group prior to the date of this Deed that has been (i) Disclosed to the Purchaser by any Seller; or (ii) fairly disclosed (in such a manner and with sufficient detail to enable a seller to make a reasonably informed assessment of the nature and, scope and consequence to the Purchaser Group of the fact, matter disclosed or circumstance concerned) by the Purchaser to the Institutional Sellers, in each case prior to the date of this Deed;

(d)	the payment of the Broader Staff Bonus and the employer’s social security contributions thereon; or

(e)	entry into any contract or arrangement for the payment by a Group Company of any Disclosed Exit Bonuses;

(f)	the completion or performance of any actions expressly required by (and, where specified, in accordance with) the Transaction Documents.

7.10	Nothing in this Deed, including this Clause 7, is intended to allow the Purchaser or any member of the Purchaser Group the ability, directly or indirectly, to control the Group or direct its operations in any circumstances prior to Completion.

Proxy Statement

7.11	As soon as reasonably practicable following the date of this Deed, the Purchaser shall prepare (with the Sellers and the Company’s reasonable cooperation with respect to information required or reasonably advisable to be provided by them for inclusion in) a proxy statement to be sent to the stockholders of the Purchaser relating to the Purchaser Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and file (promptly following, and using reasonable endeavours to do so within three (3) Business Days following, such time as the Company provides the Required Financial Statements) the Proxy Statement with the SEC and (once the SEC has confirmed it has no further comments thereon or has declined to review the Proxy Statement) send such Proxy Statement to the stockholders of the Purchaser relating to the Purchaser Stockholder Meeting, in each case, in compliance with applicable Law, including the Exchange Act and the Securities Act. The Purchaser agrees that the Proxy Statement will comply in all material respects as to form and substance with applicable Law, including the requirements of the Exchange Act.

7.12	The Purchaser shall promptly notify Sellers upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the Institutional Sellers with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement, in each case to the extent permitted in accordance with applicable Law. The Purchaser shall use all reasonable endeavours to respond as soon as reasonably practicable to any comments from the SEC with respect to the Proxy Statement and the Sellers and the Company shall reasonably cooperate in connection with the foregoing. Notwithstanding the foregoing, prior to filing the Proxy Statement (or any amendment or supplement thereto) to the SEC or responding to any comments of the SEC with respect thereto, the Purchaser shall: (a) provide the Institutional Sellers with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); and (b) consider in good faith all comments reasonably proposed by the Institutional Sellers. Subject to Clause 5.6 and the provisions of this Clause 7, the Purchaser shall also take any other action reasonably determined to be required to be taken under the Securities Act, the Exchange Act or the listing rules and regulations of NYSE in connection with the transactions contemplated by this Deed and the issuance of the Consideration Shares, subject to the limitations of this Deed and the requirements set forth herein.

7.13	The Purchaser undertakes that none of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first filed with the SEC or mailed or otherwise made available to the stockholders of the Purchaser or at the time of the Purchaser Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

7.14	If, at any time prior to the receipt of the Requisite Stockholder Approval, any information relating to the Purchaser or any of its Affiliates, should be discovered by the Purchaser which should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Purchaser shall promptly notify the Institutional Sellers, and the Purchaser shall promptly file with the SEC, any appropriate amendment of, or supplement to, the Proxy Statement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement to the stockholders of the Purchaser.

Purchaser Stockholder Meeting

7.15	The Purchaser shall, as soon as practicable after the SEC has confirmed that it has no further comments on the Proxy Statement or has declined to review the Proxy Statement, establish a record date for, duly call, give notice of, convene and hold a special meeting of the stockholders of the Purchaser (together with any adjournment or postponement thereof, the “Purchaser Stockholder Meeting”) for the purpose of seeking the Requisite Stockholder Approval (which meeting shall be held not more than thirty (30) days after the date on which the Purchaser mails the Proxy Statement to its stockholders), and shall submit such proposals to such holders entitled to vote at the Purchaser Stockholder Meeting and, subject to Clause 7.18, shall not submit any other proposal that is not related to the transactions contemplated by this Deed to such holders in connection with the Purchaser Stockholder Meeting without the prior written consent of the Institutional Sellers (not to be unreasonably withheld, conditioned or delayed). The record date for the Purchaser Stockholder Meeting shall be determined with prior consultation with the Institutional Sellers. Notwithstanding anything to the contrary contained in this Deed, the Purchaser shall not adjourn or postpone the Purchaser Stockholder Meeting without the Institutional Sellers’ prior written consent (not to be unreasonably withheld, conditioned or delayed); provided that without the Institutional Sellers’ prior written consent, the Purchaser may (and in the case of Clause 7.15(b), at the reasonable request of the Institutional Sellers (acting jointly), shall) adjourn or postpone the Purchaser Stockholder Meeting:

(a)	to the extent necessary to ensure that any supplement or amendment to the Proxy Statement is provided to the stockholders of the Purchaser within a reasonable amount of time in advance of the Purchaser Stockholder Meeting; and

(b)	for no longer than thirty (30) days in the aggregate (including through one or more successive postponements or adjournments), if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum at the Purchaser Stockholder Meeting or to obtain the Requisite Stockholder Approval, whether or not a quorum would be present, in order to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Requisite Stockholder Approval.

7.16	The Purchaser agrees that, subject to Clause 7.18, the Purchaser Board: (a) shall recommend that the stockholders of the Purchaser entitled to vote thereon vote in favour of the authorisation and approval of all of the matters subject to the Requisite Stockholder Approval; (b) shall include the Purchaser Board Recommendation in the Proxy Statement; and (c) shall not withhold, withdraw, qualify or modify, or publicly announce its intent to withhold, withdraw, qualify or modify, in a manner adverse to the Sellers, the Purchaser Board Recommendation (set forth in this sub-paragraph (c) of this Clause 7.16, a “Purchaser Board Adverse Recommendation Change”). Nothing in this Clause 7.16 shall prohibit the Purchaser from disclosing to its stockholders (i) any fact or circumstance that is required to be disclosed under applicable Law, or the failure of which to disclose would be inconsistent with the fiduciary duties of the Purchaser Board under applicable Law or (ii) any fact or circumstance that the Purchaser determines, in good faith and after consultation with its outside legal counsel, is material to the stockholders of the Purchaser in making their decision in how to vote on the matters subject to the Requisite Stockholder Approval, or from otherwise complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that to the extent that the Purchaser reasonably determines that such disclosure could have substantially the same effect as a withdrawal, qualification or modification of the Purchaser Board Recommendation in a manner adverse to the Sellers, the Purchaser shall publicly reaffirm the Purchaser Board Recommendation concurrently with making such disclosure unless the Purchaser Board has determined, in good faith after consultation with its outside legal counsel, that such reaffirmation would be a breach of its fiduciary duties under applicable Law. The Purchaser shall take all reasonable lawful action to solicit from its stockholders proxies in favour of the proposals to approve all of the matters subject to the Requisite Stockholder Approval and shall take all other action reasonably necessary or advisable to secure the vote or consent of the Purchaser’s stockholders that are required by the rules of the NYSE and Delaware General Corporation Law, as amended.

7.17	From and after the date of this Deed until the Completion (or if earlier, termination of this Deed), the Purchaser shall, and shall cause its subsidiaries to, use all reasonable endeavours to (subject to the receipt of any Required Financial Statements required to be set forth therein): (a) timely file or furnish all forms, documents and reports reasonably determined to be required to be filed or furnished by it with the SEC; (b) resolve any outstanding or unresolved comments in any comment letters from the staff of the SEC received by the Purchaser relating to any of its forms, documents or reports filed or furnished with the SEC, or any determination letter received from the NYSE in a manner as reasonably determined by the Purchaser in good faith; and (c) take all reasonable (as determined by the Purchaser in good faith) actions necessary to comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder to the extent applicable to the Purchaser, and the applicable listing and corporate governance rules and regulations of the NYSE.

7.18	Notwithstanding anything to the contrary contained in this Deed, and subject to compliance with Clause 7.15, at any time prior to the receipt of the Requisite Stockholder Approval, the Purchaser Board may make a Purchaser Board Adverse Recommendation Change if, but only if, the Purchaser Board reasonably determines in good faith, based on the advice of its outside legal counsel, that the failure to make a Purchaser Board Adverse Recommendation Change would result in a breach of its fiduciary duties under applicable Law (which for purposes of this Clause 7.18 shall be the law of the State of Delaware).

7.19	The Purchaser’s obligation to call, give notice of and hold the Purchaser Stockholder Meeting and a vote for the Requisite Stockholder Approval in accordance with Clause 7.15 shall not be limited or otherwise affected by any Purchaser Board Adverse Recommendation Change.

NYSE Listing

7.20	The Purchaser shall, prior to Completion, prepare and file with the NYSE a supplemental listing application covering the Consideration Shares and shall use all reasonable endeavours to cause the Consideration Shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to or as of Completion. The Sellers and the Company will cooperate with the Purchaser as reasonably requested by the Purchaser to, as soon as reasonably practicable, furnish to the Purchaser such information concerning the Sellers and the Company, respectively, that may be required or reasonably advisable in connection with any action contemplated by this Clause 7.20.

Pre-Completion Access

7.21	From the date of this Deed until the Completion Date, (a) in respect of Clauses 7.21(a) and 7.21(b), each of the Sellers shall; and (b) in respect of Clause 7.21(c), each of the Management Sellers shall, in each case, use its reasonable endeavours to procure that each of the Group Companies (and senior management and boards of directors thereof) will, at the sole expense of the Purchaser and during normal Working Hours and subject to appropriate confidentiality undertakings, provide the Purchaser and its Representatives with:

(a)	such information regarding the business and affairs, and access to the books and records of, the Group Companies as the Purchaser may reasonably require from time to time (but excluding anything which is subject to legal privilege);

(b)	reasonable access to the directors, officers and senior management of the Group (who shall be instructed to give all such reasonable information and assistance as the Purchaser may reasonably request); and

(c)	cooperation in connection with the arrangement of the debt financing and/or PIPE Financing required in connection with the acquisition of the Shares (the “Financing”), including cooperation with customary marketing, rating and syndication efforts and structuring and preparation of a collateral package, in each case, to the extent reasonably required by the Purchaser for it to either: (i) comply with its express obligations under the Transaction Documents, (ii) utilise for post-Completion integration purposes (including for the completion of technical operational diligence), (iii) implement and arrange the Financing; and/or (iv) implement any management incentive scheme of the Group or plan for the issue of the Consideration Shares at Completion, and subject to reasonable advance notice being given in writing to the Institutional Sellers. Any access or cooperation granted pursuant to this Clause 7.21 shall only be permitted provided that such access or cooperation does not:

(d)	interfere unreasonably with, or affect adversely, the operations or business of any of the Group Companies;

(e)	require any of the Group Companies or their respective officers, directors, shareholders and employees to take any action that would, or that would reasonably be expected to, conflict with or violate any Group Company’s constitutional documents or any Laws applicable to it (including but not limited to antitrust and competition laws); or

(f)	require any of the Group Companies to take any action or enter into any arrangement that would be effective prior to the Completion Date.

Section 280G

7.22	To the extent necessary to avoid the application of Section 280G of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (collectively, the “Code”), the Sellers shall request that each individual (each, a “Disqualified Individual”) to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by this Deed that could constitute “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) execute a written agreement waiving such Disqualified Individual’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Disqualified Individual shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the applicable equityholders entitled to vote on such matter in a manner that complies with Section 280G(b)(5)(B) of the Code. Prior to the Completion, the Sellers shall submit the Waived Benefits of each Disqualified Individual who has executed a waiver in accordance with this Clause 7.21 for approval of the applicable equityholders entitled to vote on such matter and such Disqualified Individual’s right to receive the Waived Benefits shall be conditioned upon receipt of the requisite approval by the applicable equityholders entitled to vote on such matter in a manner that is intended to comply with Section 280G(b)(5)(B) of the Code. The Sellers shall provide the Purchaser and its counsel with a copy of the waiver agreement, disclosure statement and underlying calculations contemplated by this Clause 7.21 within a reasonable time prior to delivery to each Disqualified Individual and the applicable equityholders entitled to vote on such matter of such waiver agreement and disclosure statement, respectively, and the Sellers shall consider in good faith any changes reasonably requested by the Purchaser or its counsel. The Purchaser shall provide to the Sellers, no less than fifteen (15) days prior to Completion, information regarding any arrangements that may provide for Section 280G Payments and are entered into at the direction of the Purchaser or between the Purchaser or any of its Affiliates and a Disqualified Individual, and the Sellers and the Purchaser shall cooperate in good faith with respect to calculating the value of such arrangements.

Disclosure

7.23	On the date falling two (2) Business Days prior to the Completion Date, each of the Sellers who are also Warrantors (pursuant to and as defined in the Management Warranty Deed) shall deliver to the Purchaser a duly executed copy of the Completion Disclosure Letter (as defined in the Management Warranty Deed).

8.	COMPLETION

8.1	Completion shall take place by conference call and exchange of signature pages by email or other electronic transmission at 9:00 a.m. Eastern Time (or at any other place and time as agreed in writing by the Institutional Sellers and the Purchaser) on the fifth (5th) Business Day following notification of the satisfaction or waiver of the final outstanding Condition or on such other date as agreed in writing by the Institutional Sellers and the Purchaser.

8.2	At Completion:

(a)	each Institutional Seller shall severally do or procure the carrying out of all those things listed in paragraphs 1(a) to 1(c) of Schedule 2;

(b)	each Management Seller shall severally do or procure the carrying out of all those things listed in paragraphs 1(a) and 1(c) of Schedule 2;

(c)	each Non-Institutional Seller shall severally do or procure the carrying out of all those things listed in paragraph 1(a) of Schedule 2; and

(d)	the Purchaser shall do or procure the carrying out of all those things listed in paragraph 2 of Schedule 2.

8.3	All documents and items delivered and payments made in connection with Completion shall be held by the recipient to the order of the person delivering them until such time as Completion takes place.

8.4	The date on which Completion is required to take place in accordance with Clause 8.1 is referred to in this Deed as the “Scheduled Completion Date” and such expression shall include any later date set for Completion in accordance with Clause 8.5(a).

8.5	Without prejudice to any other remedies or accrued rights which the Sellers (or any of them) may have against the Purchaser or the Purchaser may have against the Sellers (or any of them), if the Purchaser has not complied with its Material Completion Obligations at Completion or if the Sellers have not complied with their Material Completion Obligations at Completion (a “Completion Default”), the Institutional Sellers, in the case of a Completion Default by the Purchaser, or the Purchaser, in the case of a Completion Default by any Seller, shall be entitled, at their discretion:

(a)	to defer Completion to any subsequent Business Day falling not more than twenty (20) Business Days after the Scheduled Completion Date or any later date set for Completion in accordance with this Clause, provided that such deferral may not be past the Longstop Date. In such event the provisions of this Clause 8 shall apply to Completion so deferred;

(b)	to waive the requirement to fulfil those obligations in whole or in part and following such waiver to complete the sale and purchase of the Shares;

(c)	so far as practicable, to complete the sale and purchase of the Shares in accordance with Clause 8.1 and Schedule 2; or

(d)	provided Completion has been deferred at least once by the party seeking to terminate in accordance with Clause 8.5(a) and the parties have used reasonable endeavours to effect Completion, to terminate this Deed by notice in writing to the party responsible for the Completion Default, following which this Deed shall cease to have effect immediately except that the Surviving Provisions and any rights or liabilities that have accrued prior to that time shall continue in full force and effect.

8.6	Subject to Clause 5.9 and the other provisions of this Deed, if CFIUS Clearance is not obtained on or prior to Completion, the Purchaser the Institutional Sellers and the Management Sellers shall continue to work together in good faith to make and send all filings and notifications to CFIUS in relation to the CFIUS Clearance as promptly as practicable and respond promptly to any follow-up queries or requests from CFIUS in accordance with this Deed.

8.7	Neither the Sellers nor the Purchaser shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all of the Shares is completed simultaneously.

9.	POST-COMPLETION OBLIGATIONS

9.1	The Purchaser shall, and shall procure that each Group Company shall, at the sole expense of the requesting party, for a period of seven (7) years from Completion, or such longer period as prescribed by applicable Law, give reasonable access to books, records and documents which solely relate to the Group (such obligation only to apply insofar as such books, records and documents relate to the period prior to Completion) available for inspection to any Seller and its Representatives (but excluding anything which is subject to legal privilege), in each case, as any Seller reasonably requires for its Tax, regulatory and/or accounting purposes only to the extent to comply with any applicable Law or requirement of any Authority or accounting body and access or copies shall be provided only to the extent required for these purposes.

9.2	Following Completion, the Purchaser shall be responsible for preparing all Tax returns in relation to the Group Companies and dealing with all other matters relating to such Tax returns, including the conduct of all related negotiations and correspondence with the Tax Authorities.

9.3	Within thirty (30) days following Completion, the Purchaser undertakes to file any necessary notice with the Director of Investments of Innovation, Science and Economic Development Canada of the Transaction pursuant to Section 12 of the Investment Canada Act.

9.4	In the event that any Consideration Shares held by any Seller that has delivered a Lock-Up Agreement prior to or upon the Completion are not subject to registration in connection with the consummation of the transactions contemplated by this Agreement pursuant to the Amended Investor Rights Agreement, the Purchaser shall cause all such Consideration Shares to be included in the New Shelf (as defined in the Amended Investor Rights Agreement) in accordance with Section 4.1(a) of the Amended Investor Rights Agreement.

10.	WARRANTIES, UNDERTAKINGS and limitations OF THE SELLERs

10.1	Subject to Clauses 10.2 to 10.6:

(a)	each Seller severally (and in respect of itself only) warrants to the Purchaser in respect of itself only, that as at the date of this Deed and as at the Completion Date:

(i)	in respect of each Seller that is not an individual, it is validly incorporated, in existence and duly registered under the laws of its country of incorporation;

(ii)	it has the requisite power and authority to enter into and perform this Deed and the other Transaction Documents in accordance with their terms;

(iii)	this Deed and the other Transaction Documents constitute (or shall constitute when executed) valid, legal and binding obligations on it in accordance with their respective terms, assuming due authorization, execution and delivery by the other parties hereto (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity);

(iv)	the execution and delivery of this Deed by it and the other Transaction Documents and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, its constitutional documents (to the extent applicable), any agreement, arrangement or instrument to which it is a party or by which it is bound, any order, judgment or decree of any court or Authority to which it is a party or by which it is bound, or, subject to the satisfaction of the Conditions, any Law or order that applies to or binds it or any of its property;

(v)	no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority (other than as required pursuant to the Conditions or as otherwise expressly set out in this Deed) is required to be obtained, or made, by it to authorise the execution or performance by it of this Deed and each of the Transaction Documents to which it is party;

(vi)	it is the sole legal and beneficial owner of the Shares set out against its name in column 2 of Schedule 1 and is entitled and has the power and authority to transfer the full ownership of such Shares on the terms set out in this Deed and there is no Encumbrance affecting any of such Shares nor any agreement or arrangement to create any such Encumbrance; and

(b)	each Institutional Seller severally (and in respect of itself only) warrants to the Purchaser in respect of itself only, that as at the date of this Deed and as at the Completion Date, there are no agreements or arrangements between it or its respective Affiliates, on the one hand, and any Group Company, on the other hand, other than the Investment Agreement and, in respect of the FP Sellers only, the Master Consulting Services Agreement.

10.2	The aggregate liability of each Seller for all Claims which may be brought against that Seller to the extent permitted by the terms of this Deed, shall be limited to the aggregate amount of the Consideration payable to that Seller in accordance with this Deed.

10.3	The Company shall have no liability to the Purchaser or its Affiliates, successors or assigns (including any of its shareholders or members) arising out of or otherwise relating to this Deed or the transactions contemplated hereby or the termination hereof, including any breach of this Deed, except for breaches of Clauses 3.6, 5.6, 5.8, 5.11, 5.13, 7.3, 7.4, 7.5, 7.6, 7.11, 7.12, 7.20, 13 and 27.4 by any Company.

10.4	Specific written notice of any Claim shall be given by the Purchaser to the Institutional Sellers on or before (i) the third anniversary of the Completion Date in respect of any breaches of Clause 13 relating to any information relating to the Purchaser Group, any of the Group Companies and/or the Business and (ii) the second anniversary of the Completion Date in respect of all other Claims, and the Sellers shall cease to be under any liability to the Purchaser or otherwise in respect of all and any Claim(s) not so notified to the Institutional Sellers within such applicable period. Such written notice shall include such detail (including the amount claimed) as is reasonably available to the Purchaser at the time of the relevant facts and circumstances giving rise to the Claim, provided that the Purchaser’s failure to provide such detail shall not prejudice the Purchaser’s recovery in respect of such Claim, except to the extent that the liability of the Sellers (or costs of the Sellers in defending such Claim) is increased as a result of such failure.

10.5	Any Claim notified pursuant to Clause 10.4 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn six (6) months after the relevant notice has been given by the Purchaser, unless at such time legal proceedings in respect of the relevant Claim have been commenced by being both issued and validly served on the Seller(s).

10.6	The provisions of Clauses 10.2 and 10.4 shall not apply in respect of a Claim against a Seller if it is (or the delay in the discovery of which is) the consequence of fraud by that Seller.

10.7	Nothing in the Transaction Documents shall, or shall be deemed to, relieve or abrogate the Purchaser of any common law or other duty to mitigate any loss or damage.

10.8	Each Seller undertakes to the Purchaser that (save in the case of fraud or fraudulent misrepresentation) it:

(a)	has no rights against (and irrevocably waives any rights (whether past, present or future, whether known or unknown) it may have against); and

(b)	shall not make any claim against (and irrevocably waives any claim (whether past, present or future, whether known or unknown) it may have against),

any Group Company or any of their directors, officers, employees, agents, advisers or other representatives, any direct or indirect shareholder of the Purchaser, any provider of investment advice or finance to the Purchaser, any person otherwise connected with the Purchaser or their current or former Representatives, in connection with (i) the transactions contemplated by the Transaction Documents and/or (ii) pursuant to the Investment Agreement, in each case, except as may be expressly agreed between a Seller and the Purchaser.

11.	WARRANTIES, LIMITATIONS and undertakings OF THE PURCHASER

11.1	Except as set forth in Schedule 5, the Purchaser warrants to each Seller as at the date of this Deed and as at the Completion Date each of the matters set out in Schedule 4.

11.2	The Purchaser shall not modify or waive, or provide consent to modify or waive (including consent to termination, to the extent required), any provision of any Subscription Agreement or any remedy under any Subscription Agreement, in each case, without the prior written consent of the Institutional Sellers; provided, that any modification or waiver that is solely ministerial in nature and does not affect any economic or any other material term (including any conditions to closing) of a Subscription Agreement shall not require the prior written consent of the Institutional Sellers. If the Purchaser is required to consummate Completion hereunder, the Purchaser shall use all reasonable endeavours to take, or cause to be taken, all reasonable actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and subject to the conditions described therein, including maintaining in effect the Subscription Agreements and to:

(a)	satisfy on a timely basis all conditions and covenants applicable to the Purchaser in the Subscription Agreements and otherwise comply with its obligations thereunder;

(b)	if all conditions under the Subscription Agreements (other than those conditions that by their nature are to be satisfied at Completion, but which conditions are then capable of being satisfied) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to Completion;

(c)	deliver notices to counterparties to the Subscription Agreements as required by and in the manner set forth in the Subscription Agreements in order to cause timely funding in advance of Completion; and

(d)	without limiting the Sellers’ rights to enforce the Subscription Agreements, enforce the Purchaser’s rights under the Subscription Agreements, subject to all provisions thereof, if all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at Completion, but which conditions are then capable of being satisfied) have been satisfied, to cause the applicable PIPE Investors to fund the amounts set forth in the Subscription Agreements in accordance with their terms.

11.3	The Purchaser shall ensure that there shall be no amendment, modification, termination, replacement, restatement, cancellation or other change made to any Debt Financing Agreement that would adversely affect the ability of the Purchaser to satisfy its obligations under the Transaction Documents (and any change which causes the conditionality of any such Debt Financing Agreement to become more onerous shall be regarded as adversely affecting the ability of the Purchaser to satisfy its obligations under the Transaction Documents) and the Purchaser shall not do any act or take any step or omit to do any act or take any step that would in any way:

(a)	reduce the aggregate amount of the finance committed and available to be drawn by the Purchaser thereunder in a way which would adversely affect the ability of the Purchaser to satisfy its obligations under the Transaction Documents;

(b)	reduce the period of time for which funds are available to be drawn by the Purchaser in a way which would adversely affect the ability of the Purchaser to satisfy its obligations under the Transaction Documents; or

(c)	otherwise adversely affect the ability of the Purchaser to draw funds thereunder on the Completion Date sufficient to enable the Purchaser to meet its obligations under the Transaction Documents and all fees (including any VAT properly chargeable thereon) and expenses required to be paid in connection with such financing.

11.4	The Purchaser further undertakes to the Sellers that it shall take all action necessary to draw such amounts as it requires under the Debt Financing Agreements on the Completion Date sufficient for the Purchaser to meet its obligations under the Transaction Documents and all fees (including any VAT properly chargeable thereon) and expenses required to be paid in connection with such financing.

11.5	To the extent that such funds referred to in Clause 11.4 are not capable of being drawn as a result of a failure of the relevant counterparty to perform its obligations under the Debt Financing Agreements, the Purchaser undertakes to take all such actions (or procure that such action is taken) as is necessary to enforce its or any other member of the Purchaser Group’s rights against such counterparty under the relevant agreements.

11.6	The Purchaser undertakes to the Sellers that (save in the case of fraud or fraudulent misrepresentation) it:

(a)	has no rights against (and irrevocably waives any rights (whether past, present or future, whether known or unknown) it may have against); and

(b)	shall not make any claim against (and irrevocably waives any claim (whether past, present or future, whether known or unknown) it may have against),

any Group Company, any director of a Group Company, any Affiliate of the Sellers, any provider of investment or finance to the Sellers, any person otherwise connected with the Sellers or each of the forgoing’s respective current or former Representatives (each of which shall be entitled to enforce this Clause 11.6) under the Contracts (Rights of Third Parties) Act 1999) in connection with the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, the Purchaser shall not be deemed to have released or waived any claim or defence which Purchaser determines after the Completion Date is necessary to defend against any action brought by any director, officer, employee, contractor, or agent prior to the Completion Date.

11.7	The Purchaser shall, and shall procure that each Group Company shall, from and following Completion, waive, release and discharge each Institutional Director from any and all liabilities or obligations to a Group Company and shall, and shall procure that each Group Company shall, waive any and all claims (in the absence of fraud) the Purchaser or the relevant Group Company has or may have against an Institutional Director in connection with his appointment as a director of, or employment with, or conduct in relation to, any Group Company on or prior to the Completion.

11.8	Notwithstanding anything to the contrary set forth herein, none of the warranties (including the warranties set forth in Clause 11.1 and on Schedule 4 (other than those warranties set forth in paragraph 1, paragraph 3 and paragraph 4 of Schedule 4, subject to Clause 11.9)) and, subject to the following sentence, undertakings of the Purchaser (other than Part 2 of Schedule 3, subject to Clause 11.9) in this Deed whose performance is contemplated prior to Completion shall survive the Completion, and the Purchaser shall have no liability to any party with respect to such warranties and undertakings following the Completion. This Clause 11.8 shall not limit any undertaking of the Purchaser which by its terms contemplates performance following the Completion.

11.9	Specific written notice of any claim for any breach of the warranties set forth in paragraph 1, paragraph 3 or paragraph 4 of Schedule 4 and undertakings set forth in Part 2 of Schedule 3 (“Purchaser Claim”) shall be given by the Institutional Sellers to the Purchaser on or before the date falling six months following the Completion Date, and the Purchaser shall cease to be under any liability to any Sellers or otherwise in respect of all and any Purchaser Claim(s) not so notified to the Purchaser within such applicable period. Such written notice shall include such detail (including the amount claimed) as is reasonably available to the Institutional Sellers at the time of the relevant facts and circumstances giving rise to the Purchaser Claim, provided that the Institutional Sellers’ failure to provide such detail shall not prejudice a Seller’s recovery in respect of such Purchaser Claim, except to the extent that the liability of the Purchaser (or costs of the Purchaser in defending such Purchaser Claim) is increased as a result of such failure.

11.10	The aggregate liability of the Purchaser for all claims which may be brought by the Sellers against the Purchaser for any breach of the warranties set forth in Clause 11.1 and Schedule 4 or undertakings set forth in Part 2 of Schedule 3, in each case to the extent permitted by the terms of this Deed, shall be limited to the aggregate amount of the Consideration payable in accordance with this Deed.

12.	RESTRICTIve covenants

12.1	Each Seller undertakes that it shall not, and shall procure that its Affiliates shall not, directly or indirectly, at any time during the period of one (1) year following the Completion Date (other than with the prior written consent of the Purchaser), offer employment to, enter into a contract for the service of, or attempt to entice away or encourage to terminate such person’s relationship with any Group Company, any Senior Employee, provided that nothing in this Clause 12.1 shall prohibit:

(a)	a Seller or any of its Affiliates from employing or engaging any person who responds to a bona fide recruitment advertisement (not specifically directed at any particular Senior Employee) provided that such response was not solicited or induced, directly or indirectly, by that Seller or any of its Affiliates; or

(b)	an Institutional Seller or any of its Affiliates from employing or engaging any person:

(i)	whose employment or engagement with the Purchaser Group or a Group Company has been terminated by the relevant Group Company other than as a result of a breach of this Clause 12 by that Seller or its Affiliates; or

(ii)	who has resigned from their employment or engagement with the Purchaser Group or a Group Company for Good Reason,

in each case, on and from the time of such termination or resignation respectively; or

(c)	a Management Seller or any of its Affiliates from employing or engaging any person:

(i)	whose employment or engagement with the Purchaser Group or a Group Company has been terminated by the relevant Group Company other than as a result of a breach of this Clause 12 by that Seller or its Affiliates; or

(ii)	who has resigned from their employment or engagement with the Purchaser Group or a Group Company for Good Reason,

in each case, on and from the date that is six (6) months following such termination or resignation respectively.

12.2	Each Restricted Management Seller severally undertakes to the Purchaser that he or she will not at any time during the period of twelve (12) months following the Completion Date (the “Restricted Period”) (other than with the prior written consent of the Purchaser):

(a)	directly or indirectly within any jurisdiction in which the business of any Group Company is carried on at Completion, be engaged, concerned, connected with or otherwise interested in any Restricted Business which is carried on in direct or indirect competition with the Business. Notwithstanding this Clause 12.2(a), any Restricted Management Seller shall be permitted to, be the holder or beneficial owner by way of a bona fide investment, of any class of securities listed, or dealt in, on a recognised investment exchange (including within the meaning of Part XVIII of the Financial Services and Markets Act 2000), provided that he or she neither holds nor is beneficially interested in more than a total of three per cent (3%) of any single class of such listed securities;

(b)	solicit or entice away or deal with, any person who is at the Completion Date or, at any time during the period of twelve (12) months prior to the Completion Date, was a customer of any Group Company in each case so as to compete with, or harm the goodwill of, any Group Company; and

(c)	solicit or entice away from any Group Company any person who is at the Completion Date or, at any time during the period of twelve (12) months prior to the Completion Date, a supplier who had supplied goods and/or services to any Group Company, if that solicitation or enticement causes or would cause that supplier to cease supplying, or to materially reduce its supply of, those goods or services to any Group Company, in each case, provided that if (x) such Restricted Management Seller’s employment or engagement with the Purchaser Group or a Group Company has been terminated other than as a result of a breach of this Clause 12.2 by the Restricted Management Seller; or (y) such Restricted Management Seller has resigned from their employment or engagement with the Purchaser Group or a Group Company for Good Reason, the then remaining term of the Restricted Period at the time of such termination or resignation shall be reduced by fifty per cent (50%).

12.3	Each of the restrictions contains in this Clause 12 shall be construed as a separate provision of this Deed. If any restriction is unenforceable but would be valid if reduced in scope or duration or any part of it were deleted, the parties agree that the restriction shall apply with the minimum modifications as may be necessary to make it valid and enforceable. Each Seller acknowledges and agrees (after receiving legal advice) that each restriction is considered to be fair and reasonable and is not greater than is reasonably necessary to protect the interests of the Purchaser, each Group Company and their respective Affiliates.

13.	CONFIDENTIALITY AND ANNOUNCEMENTS

13.1	Subject to Clause 13.6, each party:

(a)	shall treat as strictly confidential:

(i)	the provisions of this Deed and the other Transaction Documents (including the identities of the parties to such agreements), their subject matter and any documents referred to therein and the process of their negotiation;

(ii)	in the case of the Sellers, any information received or held by each Seller or any of their respective Representatives which relates to the Purchaser Group or, following Completion, any of the Group Companies (including all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients or suppliers of any of the Group Companies); and

(iii)	in the case of the Purchaser, any information directly or indirectly received or held by the Purchaser or any of its Representatives which relates to any Seller or any of their respective Affiliates or, prior to Completion, to any of the Group Companies (including all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients or suppliers of any of the Group Companies),

(together, the “Confidential Information”); and

(b)	shall not, except with the prior written consent of the party to whom the Confidential Information concerns (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations under this Deed) or disclose to any person (other than its Representatives and providers of finance in accordance with Clause 13.2 and in the case of the Institutional Sellers and the Purchaser, to the persons described in Clause 13.3) any Confidential Information.

13.2	Each party undertakes that it shall only disclose Confidential Information to its Representatives and providers of finance for the purposes of the Transaction where it is reasonably required for the purposes of performing its obligations under this Deed or the other Transaction Documents and only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 13 and agree to comply with this Clause 13 as if they were a party to it.

13.3	Clauses 13.1 and 13.2 shall in no way prevent or restrict the Institutional Sellers or the Purchaser or any of their respective Representatives from disclosing Confidential Information to:

(a)	such party’s Representatives;

(b)	any general partner, limited partner, trustee, nominee or manager of, or adviser to, such party or of or to any of its Affiliates, or any investor or potential investor in any of them;

(c)	any company or fund (including any unit trust, investment trust, limited partnership or general partnership) which is advised by, or the assets of which are managed by (whether solely or jointly with others) such party or in respect of which such party is a general partner, or which is advised or managed by such party’s general partner, trustee, nominee, manager or adviser, or any potential investors in any such company or fund or any potential such company or fund;

(d)	any co-investment scheme of such party or any person holding shares under such scheme or entitled to the benefit of shares under such scheme;

(e)	the Non-Institutional Sellers and each of their respective Affiliates;

(f)	in the case of the Sellers and the Group, any existing provider of finance to any of the foregoing, any trustee or nominee on their behalf, any rating agency or the directors, officers, employees, agents, consultants, advisers, auditors or bankers of any actual provider of finance to the foregoing, in each case, provided that such disclosure is on a strictly confidential and need to know basis only in connection with the repayment of the amounts under the Existing Facilities and release of Encumbrances in relation to the Existing Facilities (including in respect of the Bank Pay-Off Amount, the Debt Security, the Pay-Off Letter and the Deed of Release) and provided that such recipients are informed of the confidential nature of the Confidential Information and agree to comply with reasonable confidentiality undertakings; and/or

(g)	in the case of the Purchaser, any actual or potential provider of finance to any of the foregoing, any trustee or nominee on their behalf, any rating agency or the directors, officers, employees, agents, consultants, advisers, auditors or bankers of any actual or potential provider of finance to the foregoing, in each case, provided that such disclosure is on a strictly confidential and need to know basis and provided that such recipients are informed of the confidential nature of the Confidential Information and agree to comply with reasonable confidentiality undertakings.

13.4	Subject to Clauses 13.5 and 13.6, no party shall make any announcement (including any communication to the public, to any customers, suppliers or employees of any of the Group Companies) concerning the subject matter of this Deed without the prior written consent of the Institutional Sellers and the Non-Institutional Sellers’ Representative (in the case of the Purchaser) and the Purchaser (in the case of the Sellers) (which shall not be unreasonably withheld or delayed).

13.5	Notwithstanding anything to the contrary set forth herein, as promptly as practicable following the date of this Deed, the Purchaser shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Deed and the Subscription Agreements, and make public all material non-public information provided to potential PIPE Investors prior to the date of this Deed (the “Signing Form 8-K”), and the Purchaser and the Institutional Sellers shall issue a mutually agreeable press release announcing the execution of this Deed (the “Signing Press Release”). Prior to filing with the SEC, the Purchaser will make available to the Institutional Sellers a draft of the Signing Form 8-K and will provide the Institutional Sellers with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.

13.6	Clauses 13.1 and 13.4 shall not apply if and to the extent that:

(a)	such disclosure or announcement is required by Law or by the rules of any stock exchange or any or any supervisory, regulatory, governmental or other Authority (including, for the avoidance of doubt, any Tax Authority) having applicable jurisdiction, provided that before the Purchaser files any document with the SEC, the Purchaser shall provide to the Institutional Sellers, copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Institutional Sellers a reasonable opportunity to review such documents and comment thereon;

(b)	such disclosure is to a Tax Authority in connection with the Tax affairs of the disclosing party (or Affiliate thereof);

(c)	such disclosure or announcement is required in order to facilitate any assignment or proposed assignment of the whole or any part of the rights or benefits under this Deed which is permitted by Clause 22;

(d)	the Confidential Information concerned has come into the public domain other than through its fault (or that of its Representatives) or the fault of any person to whom such Confidential Information has been disclosed in accordance with this Clause 13.6; or

(e)	disclosure is made by the Purchaser to the W&I Insurer, provided such information is disclosed on a confidential basis.

13.7	The provisions of this Clause 13 shall survive termination of this Deed or Completion, as the case may be, and shall continue for a period of five (5) years from the date of this Deed.

14.	d&o insurance

14.1	Prior to the Completion Date, the Institutional Sellers, at the cost of the Sellers, shall procure that the Company arrange for (and Purchaser shall procure that such is maintained until the sixth anniversary of the Completion Date) irrevocable run-off directors’ and officers’ insurance (“D&O Insurance”) in respect of those directors of any Group Company who resign from any board of a Group Company at or prior to Completion.

14.2	Any director covered by the D&O Insurance may enforce his or her rights under this Clause 14 under the Contracts (Rights of Third Parties) Act 1999.

15.	NON-INSTITUTIONAL sellerS’ REPRESENTATIVE

15.1	Subject to Clause 15.3, each Non-Institutional Seller hereby irrevocably appoints each FP Seller to act as its representative and represent each Non-Institutional Seller for the purposes contemplated by this Deed (the “Non-Institutional Sellers’ Representative”).

15.2	Each Non-Institutional Seller hereby irrevocably agrees that it shall be bound by any steps or actions taken or any agreement entered into by the Non-Institutional Sellers’ Representative acting in accordance with this Deed. The Purchaser and the Institutional Sellers shall be entitled to rely on the authority of the Non-Institutional Sellers’ Representative to act on behalf of each Non-Institutional Seller without further enquiry.

15.3	If for any reason each of the FP Sellers shall not be able to act as the Non-Institutional Sellers’ Representative and the Non-Institutional Sellers nominate in writing another person to fill the role of Non-Institutional Sellers’ Representative by a decision taken by Non-Institutional Sellers representing a majority of the aggregate number of Shares held by the Non-Institutional Sellers, such other person so notified in writing to the Purchaser and the Institutional Sellers shall be the Non-Institutional Sellers’ Representative in substitution for the FP Sellers from time to time.

15.4	Each Non-Institutional Seller irrevocably and unconditionally undertakes severally to indemnify and hold the Non-Institutional Sellers’ Representative harmless against all Losses arising from the exercise or the purported exercise in good faith of any of the rights or duties of the Non-Institutional Sellers’ Representative contemplated by this Deed.

15.5	Each Non-Institutional Sellers agrees that any information relating to any other Seller’s holding of securities in the Group and amounts payable to any other Seller under the Transaction Documents (including the information in Schedule 1 and the Consideration Allocation Schedule) is confidential, and that they shall only be entitled to receive and/or have access to such information to the extent that that information relates to that Non-Institutional Seller.

16.	POWER OF ATTORNEY

16.1	From Completion and for so long after Completion as each Seller remains the registered holder of the Shares set forth against its name in column 2 of Schedule 1, each Seller shall appoint the Purchaser to be its lawful attorney with authority in its name and on its behalf to exercise any or all of the voting and other rights, powers and privileges attaching to such Shares in such manner and on such terms as the Purchaser in its absolute and unfettered discretion sees fit.

16.2	The power of attorney given in Clause 16.1 shall be irrevocable, save with the written consent of the Purchaser, and is given by way of security to secure the proprietary interest of the Purchaser in the relevant Shares as the Purchaser of the relevant Shares, but shall expire on the date on which the Purchaser is entered in the register of members of the Company as holder of the relevant Shares.

16.3	For so long as the power of attorney given in Clause 16.1 remains in force, each Seller undertakes:

(a)	not to exercise or allow or appoint any person to exercise any rights which attach to the relevant Shares or are exercisable in its capacity as registered holder of the relevant Shares without the Purchaser’s prior written consent;

(b)	to hold on bare trust for the Purchaser and to promptly account to the Purchaser for any and all dividends, interest and/or other distributions received by such Seller in respect of the relevant Shares and to, as soon as reasonably practicable after receipt, notify the Purchaser as attorney of anything received by such Seller in its capacity as registered holder of the relevant Shares;

(c)	to act promptly in accordance with the Purchaser’s instructions in relation to any rights exercisable or anything received by it in its capacity as registered holder of the relevant Shares and if so directed by the Purchaser, to promptly exercise any or all such rights in accordance with the direction of the Purchaser;

(d)	to cause to deliver to the Purchaser’s registered office any notice, letter, communication or other correspondence of any nature whatsoever relating to the relevant Shares, including any notice of general meeting or written resolution of the Company, as soon as reasonably practicable; and

(e)	to ratify, authorise and confirm whatever the Purchaser may do or cause to be done, and all documents considered, approved, signed, executed, completed, delivered and otherwise perfected by the Purchaser, as attorney in its name or on its behalf in exercising the powers contained in this Clause 16.1.

16.4	Nothing in this Clause 16.1 shall require any Seller to take any action (or require it to omit to take any action) that would breach any applicable Law.

17.	FURTHER ASSURANCE

Each party shall (and shall procure that each of its Affiliates shall) execute and deliver or procure, so far as they are reasonably able, the execution and delivery of, all such documents, and do all such things, as the other parties may reasonably require at the cost of such other party for the purpose of giving full effect to the provisions of this Deed.

18.	ENTIRE AGREEMENT AND REMEDIES

18.1	This Deed and the other Transaction Documents together set out the entire agreement between the parties relating to the subject matter of this Deed and matters described in the other Transaction Documents and, save to the extent expressly set out in this Deed or any other Transaction Document, supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

18.2	The Purchaser acknowledges and agrees that in entering into this Deed and the Transaction Documents, it has not relied and is not relying on, and shall have no claim or remedy in respect of, any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision made by or on behalf of the Sellers, any of their Representatives or any other person (whether party to this Deed or not), whether written or oral, express or implied, which is not expressly set out in this Deed, any other Transaction Document or related agreements.

18.3	The Purchaser acknowledges and agrees that neither it nor any of its Representatives has any rights against (and waives any rights it may have against), and shall not make any claim or bring any action against (and waives any claim it may have against), any Representative of any of the Sellers in relation to the Transaction and the Sellers and the Company acknowledge and agree that neither such Seller nor the Company nor any of their respective Representatives has any rights against (and waives any rights it may have against), and shall not make any claim or bring any action against (and waives any claim it may have against), any Representative of the Purchaser in relation to the Transaction.

18.4	Save as expressly set out in this Deed, and subject to the limitations set forth in this Deed, the only right or remedy of the Purchaser, the Sellers or the Company in relation to any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision set out in this Deed or any other Transaction Document shall be for breach of this Deed or the relevant Transaction Document to the exclusion of all other rights and remedies (including those in tort or arising under statute) and, in respect of any breach of this Deed or any Transaction Document, the only remedy shall be a claim for damages in respect of such breach. The Purchaser, the Sellers and the Company acknowledge and agree that damages may not be an adequate remedy for any breach of this Deed or the relevant Transaction Document and that the remedies of injunction, specific performance and other equitable remedies may be appropriate for any such threatened or actual breach.

18.5	Save as expressly set out in this Deed, no party shall not be entitled to rescind or terminate this Deed in any circumstances whatsoever at any time, whether before or after Completion, and each party waives any rights of rescission or termination it may have.

18.6	Each Seller irrevocably agrees that the Investment Agreement will terminate with effect from Completion and all rights of any kind (past, present or future), obligations and liabilities of each Seller and the Company and all claims under, pursuant to or arising (directly or indirectly) out of the Investment Agreement shall be released with effect from Completion whether arising before or on the Completion Date.

18.7	If there is any conflict between the terms of this Deed and any other agreement, this Deed shall prevail (as between the parties to this Deed and as between the Sellers and their respective Affiliates (on the one hand) and any members of the Purchaser Group (on the other hand)) unless:

(a)	such other agreement (including the Amended Investor Rights Agreement) expressly states that it overrides this Deed in the relevant respect; and

(b)	the Sellers, the Purchaser and the Company are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Deed in that respect.

18.8	This Clause 18 shall not exclude any liability for or remedy in respect of fraud or fraudulent misrepresentation.

19.	POST-COMPLETION EFFECT OF AGREEMENT

Notwithstanding Completion, each provision of this Deed and any other Transaction Document not performed at or before Completion but which remains capable of performance will remain in full force and effect and, except as otherwise expressly provided and subject to Law, without limit in time.

20.	WAIVER AND VARIATION

20.1	A failure or delay by a party to exercise any right or remedy provided under this Deed or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Deed or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

20.2	A waiver of any right or remedy under this Deed shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A party that waives a right or remedy provided under this Deed or by Law in relation to another party does not affect its rights in relation to any other party.

20.3	No variation or amendment of this Deed shall be valid unless it is in writing and duly executed by or on behalf of the Purchaser, the Institutional Sellers and the Non-Institutional Sellers’ Representative. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Deed, nor shall it affect any rights or obligations under or pursuant to this Deed which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Deed shall remain in full force and effect except and only to the extent that they are varied or amended.

21.	INVALIDITY

Where any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Deed and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Deed and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Deed.

22.	ASSIGNMENT AND SUCCESSORS

22.1	Except as provided in this Clause 22 or as the Institutional Sellers, the Non-Institutional Sellers’ Representative and the Purchaser specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it.

22.2	Subject to Clauses 22.3 and 23, the Purchaser may assign the benefit of this Deed and/or of any other Transaction Document to which it is a party, in whole or in part, to, and it may be enforced by:

(a)	any member of the Purchaser Group, provided that the Purchaser shall procure that such assignee or transferee reassigns its rights or obligations under this Deed to another member of the Purchaser Group if such assignee or transferee ceases to be a member of the Purchaser Group; or

(b)	any bank or financial lender or creditor or any member of their groups (including any trustee or nominee on their behalf or funds) lending money or making other banking facilities available to the Purchaser for the acquisition of the Shares or by way of security.

Any such person to whom an assignment is made under this Clause 22.2 may itself make an assignment as if it were the Purchaser under this Clause 22.2.

22.3	Any assignment made pursuant to this Clause 22 and Clause 23.3 shall be on the basis that:

(a)	the Sellers may discharge their obligations under this Deed to the assignor until they receive notice of the assignment;

(b)	the liability of the Sellers to any assignee shall not be greater than its liability to the Purchaser;

(c)	the assignment shall not result in any other Taxes, costs or expenses for which any of the Sellers or their direct or indirect owners would be responsible; and

(d)	the Purchaser will remain liable for any obligations under this Deed to the extent the Purchaser Nominee does not satisfy such obligations.

23.	purchaser nominee

23.1	This Deed shall be binding on and continue for the benefit of the successors and assignees of each party.

23.2	The Purchaser shall be entitled to nominate any of its Affiliates (a “Purchaser Nominee”) to acquire the Company on its behalf, provided that the Purchaser provides the Institutional Sellers a written notice of such nomination or nominations at least ten (10) Business Days prior to Completion (the “Purchaser Nomination Notice”), provided that (a) the Purchaser will remain liable for all obligations of the Purchaser and Purchaser Nominee under this Deed, (b) the liability of a Seller to any Purchaser Nominee shall not be greater than its liability to the Purchaser. Any such Purchaser Nomination Notice shall specify in reasonable detail the identity and corporate details of the relevant Purchaser Nominee, and (c) the nomination shall not result in any other Taxes, costs or expenses for which any of the Sellers or their direct or indirect owners would be responsible.

23.3	If the Purchaser delivers to the Seller a Purchaser Nomination Notice pursuant to Clause 23.2, it shall also be entitled to assign to the Purchaser Nominee all of its rights and benefits in respect of the acquisition of the Shares pursuant to Clauses 22.2(a) and 22.3.

24.	PAYMENTS, SET OFF AND DEFAULT INTEREST

24.1	Any payment to be made pursuant to this Deed by the Purchaser to the Sellers shall be made to the Paying Agent Account by way of electronic transfer in immediately available funds on or before the due date for payment. Receipt of such sum in such account on or before the due date for payment shall be a good discharge by the payor of its obligation to make such payment and the payor shall not be concerned with, or have any liability whatsoever with respect to, such apportionment or application of such amounts.

24.2	All payments under this Deed shall be made free from any set-off, counterclaim or other deduction or withholding of any nature whatsoever, except for deductions or withholdings required to be made by Law. If any deductions or withholdings are required by Law to be made from any such payments, the amount of any such payment (excluding for these purposes any payment in respect of the Consideration, Exit Bonuses and any Break Fees) shall be increased by such amount as will, after the deduction or withholding has been made, leave the recipient of the payment with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. The parties agree that, as at the date of this Deed, no deductions or withholdings are required by Law to be made from any payment in respect of the Consideration.

24.3	If, following the payment of an additional amount under Clause 24.2 above, the recipient subsequently obtains a saving, reduction, credit or payment in respect of the deduction or withholding giving rise to such additional amount, the recipient shall pay to the payer a sum equal to the amount of such saving, reduction, credit or payment (in each case to the extent of the additional amount) such payment to be made within seven (7) days of the receipt of the saving, reduction, credit or payment as the case may be.

24.4	Where a party defaults in the payment of any sum payable by virtue of this Deed or any other Transaction Documents the liability such party shall be increased to include an amount equal to interest on such sum from the date when payment is due to the date of actual payment (both before and after judgment) at that annual rate which is 2% per annum above the base lending rate of HSBC Bank plc from time to time in effect during such period. Such interest shall accrue from day to day and be compounded quarterly and shall be payable without prejudice to any other remedy available to the Sellers in respect of such default.

25.	NOTICES

25.1	Any notice or other communication given under this Deed or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 25.2 and served:

(a)	by courier, in which case it shall be deemed to have been given two (2) Business Days after its delivery to a representative of the courier; or

(b)	by e-mail, in which case it shall be deemed to have been given when despatched subject to no automated response or bounce-back being received, provided that any notice despatched outside Working Hours shall be deemed given at the start of the next period of Working Hours.

25.2	Notices under this Deed shall be sent for the attention of the person and to the address, or e-mail address, subject to Clause 25.3, as set out below:

For the FP Seller:

Name:	Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P.

For the attention of:	Deep Shah

Address:	207 Sloane Street, 2nd Floor, London, SW1X 9QX, United Kingdom

E-mail address:	Shah@franciscopartners.com

with copies to (such copies not in themselves constituting valid service of such notice):

Name:	Latham & Watkins (London) LLP

For the attention of:	Kem Ihenacho and Cory Tull

Address:	99 Bishopsgate, London EC2M 3XF

E-mail address:	Kem.Ihenacho@lw.com and Cory.Tull@lw.com

For the Temasek Seller:

Name:	Anderson Investments Pte. Ltd.

For the attention of:	Fock Wai Hoong and Martin Fichtner

Address:	c/o Temasek Capital Management Pte Ltd
60B Orchard Road, #06-18 Tower 2
The Atrium@Orchard

E-mail address:	waihoong@temasek.com.sg and
martinfichtner@temasek.com.sg

with copies to (such copies not in themselves constituting valid service of such notice):

Name:	Debevoise & Plimpton LLP

For the attention of:	Kevin M. Schmidt

Address:	919 Third Avenue, New York, NY 10011

E-mail address:	kmschmidt@debevoise.com

For the Non-Management Sellers and the Management Sellers:

Name:	Francisco Partners III (Cayman), L.P. and Francisco Partners Parallel Fund III (Cayman), L.P.

For the attention of:	Deep Shah

Address:	207 Sloane Street, 2nd Floor, London, SW1X 9QX, United Kingdom

E-mail address:	Shah@franciscopartners.com

with copies to (such copies not in themselves constituting valid service of such notice):

Name:	Latham & Watkins (London) LLP

For the attention of:	Kem Ihenacho and Cory Tull

Address:	99 Bishopsgate, London EC2M 3XF

E-mail address:	Kem.Ihenacho@lw.com and Cory.Tull@lw.com

For the Purchaser:

Name:	E2open Parent Holdings, Inc.

For the attention of:	Michael Farlekas and Laura Fese

Address:	c/o E2open, LLC, 9600 Great Hills Trail, Suite 300E, Austin, Texas 78759

E-mail address:	Michael.Farlekas@e2open.com and
Laura.Fese@e2open.com

with a copy to (such copy in itself not constituting valid service of such notice):

Name:	Kirkland & Ellis (International) LLP

For the attention of:	David Holdsworth, Rachel Greenhalgh and Lauren M.Colasacco, P.C.

Address:	30 St Mary Axe, London, EC3A 8AF

E-mail address:	david.holdsworth@kirkland.com;
rachel.greenhalgh@kirkland.com; and
lauren.colasacco@kirkland.com

For the Company:

Name:	BluJay Topco Limited

For the attention of:	Andrew Kirkwood and Joy Burkholder Meier

Address:	Blue Tower 14th Floor, MediaCityUK, Salford Quays, United Kingdom, M50 2ST

E-mail address:	andrew.kirkwood@blujaysolutions.com; and joy.meier@blujaysolutions.com with a copy to, prior to Completion (such copy in itself not constituting valid service of such notice):

Name:	Latham & Watkins (London) LLP

For the attention of:	Kem Ihenacho and Cory Tull

Address:	99 Bishopsgate, London EC2M 3XF

E-mail address:	Kem.Ihenacho@lw.com and Cory.Tull@lw.com

with a copy to, following Completion (such copy in itself not constituting valid service of such notice):

Name:	Kirkland & Ellis (International) LLP

For the attention of:	David Holdsworth, Rachel Greenhalgh and Lauren M.Colasacco, P.C.

Address:	30 St Mary Axe, London, EC3A 8AF

E-mail address:	david.holdsworth@kirkland.com;
rachel.greenhalgh@kirkland.com; and
lauren.colasacco@kirkland.com

25.3	Any party to this Deed may notify the other parties of any change to its address or other details specified in Clause 25.2 provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later.

25.4	Any notice to be given to or by any or all of the Non-Institutional Sellers under this Deed shall be deemed to have been properly given if it is given to or by Non-Institutional Sellers’ Representative in accordance with the terms of this Deed.

26.	COSTS

26.1	Except as otherwise provided in this Deed, no party will be responsible for another party’s costs arising out of or in connection with the preparation, negotiation and implementation of this Deed and all other Transaction Documents and, for the avoidance of doubt, the Sellers will be responsible for any and all costs in respect of the establishment, maintenance and operation of the Paying Agent Account.

26.2	The Purchaser shall bear the cost of all Transfer Taxes imposed in connection with this Deed or any of the Transaction Documents or any transaction contemplated thereby or hereby (including as a result of the agreement to transfer or the transfer of Shares). The Purchaser shall be responsible for arranging the payment of all such Transfer Taxes, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with such payment.

27.	RIGHTS OF THIRD PARTIES

27.1	The specified third party beneficiaries of the undertakings referred to in Clauses 3.4, 3.8, 10.8, 14.2, 18.3 and 18.6 shall, in each case, have the right to enforce the relevant terms by reason of the Contracts (Rights of Third Parties) Act 1999.

27.2	Any member of the Purchaser Group and any Group Company may rely on and enforce the terms of Clause 12 and any Seller, Group Company and member of the Purchaser Group may rely and enforce the terms of Clause 13, in each case, by reason of the Contracts (Rights of Third Parties) Act 1999.

27.3	Except as provided for in Clause 27.1 and 27.2, a person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

27.4	Each party represents to the other that any rights they each may have to terminate, rescind or agree any amendment, variation, waiver or settlement under this Deed are not subject to the consent of any person that is not a party to this Deed.

28.	COUNTERPARTS

This Deed may be executed in any number of counterparts. Each counterpart shall constitute an original of this Deed but all the counterparts together shall constitute but one and the same instrument.

29.	GOVERNING LAW AND JURISDICTION

29.1	This Deed and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales; provided that, for the avoidance of doubt, any determination of fiduciary duties, including in connection with Purchaser’s reasonable and/or good faith determinations in connection therewith pursuant to Clauses 7.16 and 7.18, shall be governed by Delaware law.

29.2	The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any Disputes, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

29.3	For the purposes of this Clause, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Deed, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Deed or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Deed.

29.4	Notwithstanding anything to the contrary set forth herein, including this Clause 29, the governing law, jurisdiction and dispute provisions of the Amended Investor Rights Agreement, the Support Agreements, the Subscription Agreements, the Debt Financing Agreements and the Lock-Up Agreements shall govern with respect to the matters set forth in such agreements.

30.	PROCESS AGENT

30.1	Without prejudice to any other permitted mode of service, the parties agree that service of any claim form, notice or other document for the purpose of or in connection with any action or proceeding in England or Wales arising out of or in any way relating to this Deed or any other Transaction Document governed by the laws of England or Wales shall be duly served upon:

(a)	the Purchaser if it is delivered personally or sent by recorded or special delivery mail to E2open Ltd, 1020 Eskdale Road, Winnersh Triangle, Reading, RG41 5TS marked for the attention of the directors; and

(b)	each of the FP Sellers if it is delivered personally or sent by recorded or special delivery mail to Francisco Partners Operations LLP of 207 Sloane Street, London SW1X 9QX marked for the attention of the designated members, or, in each case, such other person and address in England or Wales as such party shall notify the Institutional Sellers and the Non-Institutional Sellers’ Representative in writing from time to time, whether or not such claim form, notice or other document is forwarded to the relevant party or received by such party.

[Rest of the page left intentionally blank]

Schedule 1: THE SELLERS

[Attached]

Schedule 2: COMPLETION OBLIGATIONS

1.            Sellers’ OBLIGATIONS

At Completion:

(a)	each Seller shall severally deliver to, or procure the delivery to, the Purchaser of:

(i)	solely to the extent a document required to be delivered pursuant to this paragraph 2 is executed via power of attorney, a copy of any such executed power of attorney in the Agreed Form under which any document to be delivered to the Purchaser by such Seller under this Schedule 2 has been executed;

(ii)	a stock transfer form in respect of the Shares set forth against its name in column 2 of Schedule 1 into the name of the Purchaser, duly executed by the registered holder(s) thereof; and

(iii)	share certificates in respect of all such Shares, or a deed of indemnity, in the Agreed Form, for any lost share certificates.

(b)	each Institutional Seller shall severally deliver to, or procure the delivery to, the Purchaser of:

(i)	the Amended Investor Rights Agreement, duly executed by or on behalf of each Institutional Seller;

(ii)	a copy of such Institutional Seller’s corporate authorisations approving the Transaction and the execution by each such Institutional Seller of the Transaction Documents to which it is a party;

(iii)	the written resignations as a director of the Company, in the Agreed Form, of each Institutional Director as a director of the Company; and

(iv)	a fully executed deed of termination in respect of the Master Consulting Services Agreement, in the Agreed Form;

(c)	each Institutional Seller and Management Seller shall severally:

(i)	deliver to, or procure the delivery to, the Purchaser of:

(A)	the written resignations of any other director of a Group Company, in the Agreed Form, the identity of whom the Purchaser has notified the Institutional Sellers not less than five (5) Business Days prior to the Scheduled Completion Date;

(B)	the duly executed Deed of Release;

(C)	the duly executed Pay-Off Letter;

(D)	the certificate of incorporation, any certificate(s) of incorporation on change of name, the common seal and the statutory books and registers (which will be written up to but not including Completion) of the Company as are kept by the Company or required to be kept by Law, which shall be deemed delivered to the Purchaser if they are in the possession or control of a Group Company; and

(E)	the authentication codes issued by the Registrar of Companies for each Group Company incorporated in England that has joined the Protected Online Filing Scheme;

(ii)	procure that through written consents or resolutions of the board of directors or duly convened board meetings of the relevant Group Company:

(A)	in the case of the Company, the transfers of the Shares (subject only to due stamping) are approved for registration of the Purchaser (or a relevant Purchaser Nominee) as the holder of the Shares in the register of members of the Company;

(B)	the resignations of the Institutional Directors in accordance with paragraph 1(c)(i)(A) from the board of each relevant Group Company are accepted with effect from Completion;

(C)	such persons as are nominated by the Purchaser as directors and secretary of the Company are appointed with effect as at Completion, the identity of whom the Purchaser has notified the Institutional Sellers not less than five (5) Business Days prior to the Scheduled Completion Date;

(D)	all existing authorities to bankers in respect of operation of the bank accounts of the Group are revoked and authority granted in favour of such persons as the Purchaser may direct to operate such accounts, the identity of whom the Purchaser has notified the Institutional Sellers not less than five (5) Business Days prior to the Scheduled Completion Date; and

(iii)	deliver to, or procure the delivery to, the Purchaser of copies of such resolutions set out in paragraph 1(c)(ii) above.

2.            PURCHASER’S OBLIGATIONS

At Completion the Purchaser shall:

(a)	comply with its obligations set out in Clauses 3.2 to 3.4 (inclusive);

(b)	subject to receipt of the Requisite Stockholder Approval file the Amended Certificate of Incorporation with the Delaware Secretary of State;

(c)	deliver to, or procure the delivery to:

(i)	the Institutional Sellers:

(A)	solely to the extent a document required to be delivered pursuant to this paragraph 2 is executed via power of attorney, a copy of any such executed power of attorney in the Agreed Form under which any document to be delivered to the Sellers by the Purchaser under this Schedule 2 has been executed;

(B)	copies of all resolutions adopted by the board of directors of the Purchaser authorising the execution, delivery and performance of this Deed and the other and the consummation of the transactions contemplated hereby;

(C)	the execution by the Purchaser of the Transaction Documents to which it is a party; and

(D)	the Amended Investor Rights Agreement, duly executed by the Purchaser;

(ii)	each Seller or to such of its Affiliates who, in each case, qualify as accredited investors (as such term is defined in Rule 501(A) of the United States Securities Act of 1933 as in effect on the date of this Deed) and as are notified by a Seller to the Purchaser in writing at the latest five (5) Business Days prior to Completion (each such a person a “Seller’s Nominee”), evidence from the Purchaser’s transfer agent of the issue by the Purchaser to each Seller and/or each such Seller Nominee of book-entry shares representing the number of whole shares representing such Seller’s respective proportion of the Consideration Shares. The Consideration Shares shall bear the following legend:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE; and

(d)	procure that the board of directors of the Purchaser shall be composed as set forth in the Amended Investor Right Agreements, to serve in accordance with the Constitutional Documents of the Purchaser; provided, that such persons nominated to be by the Institutional Sellers in accordance with the Amended Investor Rights Agreement shall be identified as promptly as practicable following the date of this Deed (but in no event later than the date on which the Proxy Statement is filed with the SEC).

Schedule 3: PRE-COMPLETION OBLIGATIONS

Part 1 – Sellers

Each Seller shall, from the date of this Deed until Completion, severally procure that none of the Group Companies:

(a)	creates, allocates, allots, issues, redeems, reduces or repurchases any share capital, loan capital or securities of any kind (including, for the avoidance of doubt, any right or option to acquire or to be issued any such share capital, loan capital or securities) except to or in favour of another Group Company;

(b)	amend the terms of, or the rights and/or obligations attaching to, the Shares;

(c)	acquires any of the issued equity instruments, debt instruments or other securities of any company or other person;

(d)	establishes a direct or indirect subsidiary undertaking or branch in any jurisdiction, other than a special purpose vehicle incorporated solely for the purposes of acquiring or disposing of any shares, assets, business, undertakings or any other interest in an asset to the extent to Purchaser has consented to such acquisition or disposition to the extent required by this Deed and, for the avoidance of doubt, undertakes no other activities or operations other than acting as a holding company;

(e)	makes any significant change in the nature or organisation of the business of the Group as a whole, including by voluntarily discontinuing or ceasing to operate all or a material part of the business of the Group as a whole;

(f)	initiates, or consents to, any kind of insolvency process or any arrangement with its creditors, or does any of the foregoing with respect to any other Group Company;

(g)	acquires or disposes of, or agree to acquire or dispose of, any shares, assets, business, undertakings or any other interest in an asset, for a value in excess of USD 15,000,000 (inclusive of VAT) (whether individually or when aggregated with all other such amounts between the date of this Deed and Completion), other than the acquisition of the common stock of Raven Logistics, Inc., by BluJay Solutions Inc., pursuant to a stock purchase agreement between BluJay Solutions Inc., and Duane Kuzak dated 4 May 2021 (the “Raven SPA”), provided, that the Company and the Sellers shall provide the Purchaser with an opportunity to review and comment on any amendment to the Raven SPA, and shall consider the Purchaser’s comments in good faith, and the purchase price for such acquisition shall not exceed the amount set forth in such document as of the date hereof without the Purchaser’s consent;

(h)	enters into, or amends, any contract, understanding or arrangement with a Seller or its Affiliates;

(i)	declares, makes or pays a dividend or other distribution (whether in cash, stock or in kind) or from any of its reserves or makes any reduction of its paid-up share capital;

(j)	creates any Encumbrance over its shares, assets or undertaking (other than Encumbrances which arise by operation of Law or in the ordinary and usual course of business);

(k)	(i) assigns, transfers, licenses or otherwise disposes of any Intellectual Property Rights owned by any Group Company, (ii) lets lapse, abandons, or allows to expire any Intellectual Property Rights owned by any Group Company but excluding any such Intellectual Property Rights which have not been regularly used in the Business in the twelve (12) months prior to the date hereof (for the avoidance of doubt, such exclusion to apply to the Intellectual Property Rights in documents 9.1.4, 9.1.5 and 9.1.6 of the Data Room); or (iii) discloses any know-how, confidential information or trade secrets forming part of the Intellectual Property Rights owned by such Group Company save for in the ordinary course and subject to appropriate confidentiality obligations;

(l)	makes any material alteration to its constitutional documents;

(m)	institutes or settles any litigation, arbitration, mediation, or other legal proceedings which are reasonably likely to result in a payment or liability by any Group Company (whether conditional or otherwise) in excess of USD 5,000,000 (except in respect of debt collection in the ordinary course of business);

(n)	establishes or modifies (other than as required by Law) any profit sharing, bonus, retention, incentive, severance scheme or pension or retirement scheme, other than employee commission plans to provide for quota retirement and pay-out of commission based on bookings for software as a service (SaaS), logistics as a service (LaaS) and license and maintenance in relation thereto, as substantially set forth in document 14.15 of the Data Room;

(o)	adopts, enters into, amends or terminates (other than as required by Law) any Plan (or any plan or arrangement that would have constituted a Plan had it been in effect on the Completion Date), except in connection with the acquisition of the common stock of Raven Logistics, Inc., by BluJay Solutions Inc. pursuant to the Raven SPA;

(p)	terminates, or amends the terms (other than as required by Law) of, the employment of any Senior Employee, save for in the event of gross misconduct justifying summary dismissal, other than an increase in the salary of certain employees of BluJay Solutions (India) Private Ltd, provided that the aggregate amount of such increases shall not exceed 10% of the aggregate amount of the salaries of all employees of BluJay Solutions (India) Private Ltd in each case allocated in a manner consistent with past practice;

(q)	engages or appoints any Senior Employee (other than to fill a vacancy);

(r)	incurs any additional borrowings (other than by an existing bank overdraft or similar facility within limits subsisting at the date of this Deed), or enters into any guarantee or indemnity or other arrangement to secure another person’s (other than another Group Company’s) obligations, in excess of USD 1,000,000, other than in the ordinary and usual course of business, or makes any loan in excess of USD 1,000,000, in each case whether individually, or when aggregated with all other such amounts loaned or borrowed (as applicable) by any Group Company between the date of this Deed and Completion, other than in the ordinary and usual course of business;

(s)	amend the terms of the Existing Facilities other than in the ordinary and usual course of business;

(t)	make any material change to the terms of, or voluntarily terminate, any agreement or arrangement in respect of which the Group’s aggregate revenue or cost in the twelve (12) months immediately preceding the date of this Deed exceeded USD 1,000,000 (exclusive of VAT), other than in the ordinary course and usual course of business;

(u)	changes its accounting reference date, or changes any material basis, accounting method, accounting period, policy, or practice relating to Tax or make or change any material election relating to Tax (unless required by applicable Laws);

(v)	removes its auditors or appoint new auditors, other than to comply with applicable Laws;

(w)	changes its residence for Tax purposes or establishes a permanent establishment or other taxable presence in any jurisdiction other than the jurisdiction of residence for tax purposes of the relevant Group Company;

(x)	file, amend or revoke any return, election, declaration, report, claim for refund, information return or statement or other document filed with an Authority with respect to Taxes in a manner that is materially inconsistent with past practice, settle any material tax claim or claimed deficiency, or enter into any Tax indemnity agreement or similar arrangement with a related party, on a non-arm’s length basis or with a Tax Authority;

(y)	settles, compromises, agrees or materially negotiates any material audit, enquiry, assessment, dispute or litigation relating to Tax with any Tax Authority, enters into any material closing agreement or similar agreement with any Tax Authority, or consents to any material extension or waiver of the limitation period relating to Tax or engages in any voluntary discussions with any Tax Authority in relation to any material Tax liability or potential material Tax liability; or

(z)	agrees or commits, conditionally or otherwise and whether or not in writing, to do any of the foregoing.

Part 2 – Purchaser

The Purchaser shall, from the date of this Deed until Completion, procure that no member of the Purchaser Group will:

(a)	amend, modify or otherwise change its organisational documents in a manner that would reasonably be expected to prevent, impede or materially delay the transactions contemplated by this Deed or otherwise in a manner materially adverse to the Sellers;

(b)	except as contemplated by this Deed or solely among any members of the Purchaser Group (including in respect of tax distributions paid in accordance with the LLC Agreement), but not by the Purchaser itself, authorise, set aside, make or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any share capital, or make any other actual, constructive or deemed distribution in respect of the share capital;

(c)	other than in connection with the transactions contemplated by this Deed (including the Subscription Agreements), issue any equity interests or convertible or exchangeable securities, other than (A) the conversion or exercise of existing debentures and warrants or pursuant to the LLC Agreement or the Certificate of Incorporation of the Purchaser, (B) the issuance of shares of Purchaser Stock upon the exercise of any equity award that is outstanding as of the date of this Deed in accordance with its terms or is granted pursuant to Section (C) of this paragraph, (C) the issuance of options, shares of restricted stock or other equity awards to then current employees, directors or independent contractors or other service providers or (D) the issuance of shares of Class A Common Stock for an aggregate purchase price of no more than $200 million at a price per share no less than the lesser of (x) $10.00 and (y) 10% less than the then-current five-day VWAP so long as such issuance does not in and of itself require shareholder approval (beyond shareholder approval of the Amended Certificate of Incorporation);

(d)	solely with respect to the Purchaser (and not, for the avoidance of doubt, any other member of the Purchaser Group) merge or consolidate with any person or voluntarily adopt a plan of complete or partial liquidation, dissolution, restructuring or other reorganization of the Purchaser;

(e)	agrees or commits, conditionally or otherwise and whether or not in writing, to do any of the foregoing.

Schedule 4: PURCHASER’S WARRANTIES

All warranties set out in this Schedule 4 shall be qualified (x) by information disclosed or reflected in the Purchaser SEC Documents publicly furnished or filed with the SEC as at two (2) Business Days prior to the date of this Deed (but excluding any risk factor disclosures contained under the headings “Risk Factors” or “Quantitative and Qualitative Disclosures about Market Risk,” or any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly cautionary, predictive or forward-looking in nature) and (y) as set forth on Schedule 5.

1.            capacity and authority

1.1	The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware.

1.2	The Purchaser has all requisite power and authority to enter into and perform this Deed and the other Transaction Documents in accordance with their terms, subject in all cases to the receipt of the Requisite Stockholder Approval.

1.3	This Deed and the other Transaction Documents constitute (or shall constitute when executed) valid, legal and binding obligations on the Purchaser in accordance with their terms, assuming due authorization, execution and delivery by the other parties hereto (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

1.4	The execution and delivery of this Deed and the other Transaction Documents by the Purchaser and the performance of and compliance with their terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of the Purchaser, any agreement, arrangement or instrument to which the Purchaser is a party or by which it is bound, any order, judgment or decree of any court or Authority to which it is a party or by which it is bound, or any Law or order that applies to or binds the Purchaser or any of its property, subject in all cases to the receipt of the Requisite Stockholder Approval.

1.5	No consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any Authority (other than as required pursuant to the Conditions or as otherwise expressly set out in this Deed) is required to be obtained, or made, by the Purchaser to authorise the execution or performance of this Deed and each of the Transaction Documents to which it is party by the Purchaser, subject to the filing of the Amended Certificate of Incorporation with the Delaware Secretary of State.

2.            purchaser financing agreements

2.1	The Institutional Sellers have been provided with correct and complete copies of (a) all Subscription Agreements and (b) (i) an executed debt commitment letter dated on or about the date of this Agreement signed by the relevant finance provider(s) only enclosing a form of amendment agreement to the Credit Agreement to enable the Purchaser to pay Consideration under this Agreement on the Completion Date, (ii) an executed fee letter and (iii) an executed conditions precedent satisfaction letter (subject, in the case of the related fee letter, to customary redactions with respect to confidential fee arrangements and “market flex” provisions) pursuant to which the Purchaser will have available funds, together with the PIPE Financing Amount, in order to meet its obligations under the Transaction Documents (such debt financing agreements, the “Debt Financing Agreements” and, together with the Subscription Agreements, the “Purchaser Financing Agreements”).

2.2	Each Purchaser Financing Agreement is in full force and effect and has been duly executed by and is binding upon the Purchaser and its Affiliates and, to the Purchaser’s knowledge, all other parties thereto.

2.3	The Purchaser has or will have fully committed funds immediately available to it and such funds are sufficient to satisfy its obligations hereunder at Completion and, in the case of any related loan facilities, the Purchaser will be able to satisfy all conditions of drawdown thereunder at or prior to Completion.

3.            capitalisation of THE PURCHASER

3.1	The authorised capital stock of the Purchaser consists of (the “Purchaser Stock”):

(a)	1,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Deed;

(b)	2,500,000,000 shares of Class A Common Stock, of which 187,051,142 shares are issued and outstanding as of May 25, 2021;

(c)	13,000,000 shares of Class B Non-Voting Common Stock, par value $0.0001 per share, divided into 9,000,000 shares of Series B-1 Common Stock, par value $0.0001 per share, of which 8,120,367 shares are issued and outstanding as of May 25, 2021, and 4,000,000 shares of Series B-2 Common Stock, par value $0.0001 per share, of which 3,372,184 shares are issued and outstanding as of May 25, 2021; and

(d)	40,000,000 shares of Class V Common Stock, par value $0.0001 per share, of which 35,636,680 shares are issued and outstanding as of May 25, 2021.

3.2	All of the shares of the Purchaser Stock described in paragraph 3.1 of this Schedule 4 as issued and outstanding have been duly authorised and are validly issued, fully paid, non-assessable and free of pre-emptive right.

3.3	Other than the Purchaser Stock and incentive equity issued to directors, employees and other service providers, no other class of capital stock or series of any class of capital stock or (except as set forth in Schedule 5) securities convertible into capital stock of the Purchaser is authorised or outstanding.

3.4	Except as set forth in Schedule 5 or incentive equity issued to directors, employees and other service providers, as of the date of this Deed, no other shares of capital stock of the Purchaser, or any securities convertible into any capital stock of the Purchaser, were issued, reserved for issuance or outstanding, and the Purchaser does not have outstanding any options or other equity interests to purchase, any pre-emptive rights or other rights to subscribe for or to purchase, or any written contracts, leases, licenses, indentures, agreements, commitments or other legally binding arrangements to issue or sell, shares of its capital stock or any such options, equity interests, rights, convertible securities or warrants other than granted under the Purchaser’s equity plans.

3.5	As of the Completion, the Consideration Shares will be duly authorised, validly issued, fully paid and non-assessable and issued to the Sellers free from all Encumbrances other than pursuant to applicable Law, the legends described herein and the Amended Investor Rights Agreement and/or Lock-Up Agreements, as appropriate.

4.            authority of THE PURCHASER board of directors

4.1	As of the date hereof, the Board of Directors of the Purchaser (the “Purchaser Board”) has:

(a)	approved and declared advisable this Deed and the Transaction; and

(b)	resolved to recommend, upon the terms and subject to the conditions of this Deed, that the holders of voting shares of Purchaser Stock vote to approve the issuance of the Consideration Shares and the PIPE Shares and, to the extent required, the Amended Certificate of Incorporation and directed that such matters be submitted for consideration by such holders at a meeting of the Purchaser’s stockholders (the “Purchaser Board Recommendation”).

4.2	The Requisite Stockholder Approval is the only vote of the holders of any shares of Purchaser Stock necessary to approve the transactions contemplated by this Deed.

5.            sec reports and financial statements

5.1	Other than as set forth on Schedule 5, the Purchaser has filed or furnished all forms, reports, schedules, statements and other documents (including any exhibits thereto) required to be filed or furnished by it with the SEC (all such documents and reports publicly filed or furnished by the Purchaser (including the Purchaser’s predecessor registrant, CC Neuberger Principal Holdings I) or any subsidiary of the Purchaser, the “Purchaser SEC Documents”).

5.2	As of their respective dates or, if amended, as of the date of the last such amendment, the Purchaser SEC Documents complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date so filed, and none of the Purchaser SEC Documents at the time they were filed or furnished contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.3	The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Purchaser SEC Documents are accurate and complete as of the dates made and comply as to form and content with all applicable Laws.

5.4	The financial statements (including all related notes and schedules) included in the Purchaser SEC Documents (the “Purchaser Financial Statements”) at the time they were filed or furnished:

(a)	fairly present in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (except, in the case of unaudited statements, subject to normal year-end audit adjustments, the absence of notes and to any other adjustments described therein, including in any notes thereto or with respect to pro forma financial information, subject to the qualifications stated therein);

(b)	were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except, in the case of unaudited statements, subject to normal year-end audit adjustments, the absence of notes and to any other adjustments described therein, including in any notes thereto or with respect to pro forma financial information, subject to the qualifications stated therein); and

(c)	comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto.

5.5	There are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Purchaser relating to the Purchaser SEC Documents.

5.6	None of the Purchaser SEC Documents is, to the Purchaser’s knowledge, the subject of ongoing review by the SEC.

5.7	Neither the Purchaser nor any of its subsidiaries are a party to, nor do they have any commitment to become a party to: (a) any joint venture or off-balance sheet partnership; or (b) any similar contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation that is legally binding (including any of the arrangements in sub-paragraph (b) of this paragraph relating to any transaction or relationship between or among the Purchaser or one of its subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Exchange Act), where the result, purpose or effect of such arrangements in sub-paragraph (b) of this paragraph is to avoid disclosure of any material transaction involving, or material liabilities of, the Purchaser or any of its subsidiaries in the Purchaser Financial Statements or other the Purchaser SEC Documents.

6.            REGISTRATION

6.1	As of the date hereof, the issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “ETWO”.

6.2	The Purchaser is in compliance in all material respects with the current listing and governance rules and regulations of NYSE applicable to the Purchaser.

6.3	As of the date hereof, none of the Purchaser or any of its Affiliates has taken any action in an attempt to terminate the registration of the Class A Common Stock under the Exchange Act.

Schedule 5: PURCHASER’S DISCLOSURES

[Attached]

This Deed has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED and delivered as a DEED by	)

Francisco Partners GP III Management (Cayman) Limited	)

acting in its capacity as general partner of	)

Francisco Partners GP III (Cayman) L.P.,	)	/s/ Deep Shah

acting in its capacity as general partner of	)	Authorised Signatory

Francisco Partners III (Cayman), L.P.	)

[Signature Page – Share Purchase Deed]

EXECUTED and delivered as a DEED by	)

Francisco Partners GP III Management (Cayman) Limited	)

acting in its capacity as general partner of	)

Francisco Partners GP III (Cayman) L.P.,	)	/s/ Deep Shah

acting in its capacity as general partner of	)	Authorised Signatory

Francisco Partners Parallel Fund III (Cayman), L.P.	)

[Signature Page – Share Purchase Deed]

EXECUTED and delivered as a DEED by	)

ANDERSON INVESTMENTS PTE. LTD.	)

acting by Wai Hoong	) /s/ Wai Hoong

an authorised signatory	) Authorised Signatory

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by ANDREW KIRKWOOD	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by CHRISTOPHER TIMMER	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by SIAN HOPWOOD	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by JOHNNY THØGERSEN	)

acting by their attorney, Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)		/s/ Deep Shah

in the presence of:	)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by JOY BURKHOLDER MEIER		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by SHARON PLESTED		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by RONALD SCOTT BROWN		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by DOUGLAS SURRETT		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by PATRICK ROHLINGER		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by TIMOTHY HINSON		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by WILLIAM MADDEN		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by TONYA MILLER		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by PATRICK MALEY		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by SCOTT CRAVEN		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by SIEGFRIED MÄNZEL		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by TIM CONROY		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by KATIE KINRAID		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by DAN GRIMM		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by MICHAEL HUNT		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by DAVID LANDAU		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by JOHANNES BOOS		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by SAMUEL ADDEO		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by DOUGLAS BRAUN		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by ROBERT FARRELL		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by ANDREW HICKS		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by JONATHON HARSTON		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered		)

as a DEED by MARTIN HISCOX		)

acting by their attorney,	Francisco Partners III (Cayman), L.P.	)

under a power of attorney dated 18 May 2021)			/s/ Deep Shah

in the presence of:		)	Attorney

/s/ Quentin Lathuille	Signature of Witness

Quentin Lathuille	Name of Witness

Flat A, 26 Redcliffe Square	Address of Witness

LONDON SW10 9JY

Investment Professional	Occupation of Witness

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by	)

E2OPEN PARENT HOLDINGS, INC.	)	/s/ Michael Farlekas

acting by Michael Farlekas,	)	Chief Executive Officer

its Chief Executive Officer	)

[Signature Page – Share Purchase Deed]

EXECUTED and delivered	)

as a DEED by	)

BLUJAY TOPCO LIMITED	)	/s/ Michael Hunt

acting by Michael Hunt, a director	)	Director

and Deep Shah, a director	)

	)	/s/ Deep Shah

	)	Director

[Signature Page – Share Purchase Deed]